                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                     between

                            IMAGEWARE SYSTEMS, INC.,
                            a California corporation

                                       and


                              CASTLE HOLDINGS LLC,
                       a Nevada limited liability company,


                                ________________

                           Dated as of August 10, 2001
                                ________________

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                                TABLE OF CONTENTS
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                                                                                                           PAGE

SECTION 1.  SALE AND PURCHASE OF LLC SHARES; RELATED TRANSACTIONS......................................... ..1

      1.1.   Sale and Purchase of LLC Shares.................................................................1

      1.2.   Purchase Price..................................................................................2

      1.3.   Closing.........................................................................................2

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................3

      2.1    Due Organization; No Subsidiaries; Etc..........................................................3

      2.2    Articles of Organization and Operating Agreements; Records......................................3

      2.3    Capitalization, Etc............................................................................

      2.4    Financial Statements...........................................................................

      2.5    Absence of Changes.............................................................................

      2.6    Title to Assets................................................................................

      2.7    Receivables....................................................................................

      2.8    Inventory......................................................................................

      2.9    Equipment and Tangible Personal Property.......................................................

      2.10   Real Property...................................................................................8

      2.11   Proprietary Assets..............................................................................8

      2.12   Contracts; Consents.............................................................................8

      2.13   No Undisclosed Liabilities.....................................................................11

      2.14   Compliance With Legal Requirements.............................................................12

      2.15   Governmental Authorizations....................................................................12

      2.16   Tax Matters....................................................................................12

      2.17   Employee and Labor Matters.....................................................................12

      2.18   Benefit Plans..................................................................................13

      2.19   Environmental Matters..........................................................................

      2.20   Insurance......................................................................................14

      2.21   Related Party Transactions.....................................................................15

      2.22   Proceedings; Orders............................................................................15

      2.23   Authority; Binding Nature of Agreements........................................................16

      2.24   Non-Contravention; Consents....................................................................17

      2.25   Brokers........................................................................................17

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      2.26   Full Disclosure................................................................................16

      2.27   Investment Representations.....................................................................17

      2.28   Solvency.......................................................................................17

      2.29   Payment of Fees and Expenses...................................................................17

      2.30   Projections....................................................................................17

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................18

      3.1    Due Organization; Good Standing................................................................18

      3.2    Authority; Binding Nature of Agreements........................................................18

      3.3    Capitalization.................................................................................18

      3.4    SEC Filings....................................................................................18

      3.5    Financial Statements...........................................................................19

      3.6    Liabilities....................................................................................19

      3.7    No Material Adverse Change.....................................................................19

      3.8    Proceedings; Orders............................................................................19

      3.9    Non-Contravention; Consents....................................................................19

      3.10   Compliance With Legal Requirements.............................................................20

      3.11   Brokers........................................................................................20

      3.12   Valid Issuance.................................................................................20

SECTION 4.  CLOSING DELIVERABLES............................................................................20

      4.1    Agreements and Documents of Seller.............................................................20

      4.2    Agreements and Documents of the Purchaser......................................................21

SECTION 5.  POST CLOSING COVENANTS OF SELLER AND PURCHASED..................................................22

      5.1    Filings and Consents...........................................................................22

      5.2    Disposition of Contingent Shares...............................................................23

SECTION 6.  INDEMNIFICATION.................................................................................23

      6.1    Survival of Representations and Covenants......................................................23

      6.2    Indemnification by Seller......................................................................24

      6.3    Threshold; Cap.................................................................................25

      6.4    Security for Indemnification Rights............................................................25

      6.5    Exclusivity of Indemnification Remedies........................................................25

      6.6    Exercise of Remedies by Indemnitees Other Than Purchase........................................25

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
SECTION 7.  MISCELLANEOUS PROVISIONS........................................................................25

      7.1    Further Assurances.............................................................................26

      7.2    Fees and Expenses..............................................................................26

      7.3    Attorneys' Fees................................................................................26

      7.4    Notices .......................................................................................26

      7.5    Time Of the Essence............................................................................26

      7.6    Headings ......................................................................................27

      7.7    Counterparts...................................................................................28

      7.8    Governing Law Venue............................................................................28

      7.9    Successors and Assigns.........................................................................28

      7.10   Remedies Cumulative; Specific Performance......................................................28

      7.11   Waiver ........................................................................................28

      7.12   Amendments.....................................................................................28

      7.13   Severability...................................................................................29

      7.14   Parties in Interest............................................................................29

      7.15   Entire Agreement...............................................................................29

      7.16   Construction...................................................................................29

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                                       iii

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


         THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT is entered into as of August 10, 2001, by and between IMAGEWARE SYSTEMS, INC., a California corporation (the "Purchaser") and CASTLE HOLDINGS LLC, a Nevada limited liability company ("Seller"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Seller owns ninety thousand (90,000) Common Shares of Castleworks LLC (the "Castleworks Shares"), a Nevada limited liability company ("Castleworks"), which constitute all of the outstanding equity and other interests of Castleworks.

         B. Seller owns one hundred thousand (100,000) Common Shares of E-Focus West LLC (the "E-Focus Shares"), a Nevada limited liability company ("E-Focus"), which constitute all of the outstanding equity and other interests of E-Focus.

         C. Seller wishes to sell the Castleworks Shares and the E-Focus Shares (collectively, the "LLC Shares") to the Purchaser on the terms set forth in this Agreement.


                                    AGREEMENT

            The Purchaser and Seller, intending to be legally bound, agree as follows:


SECTION 1.  SALE AND PURCHASE OF LLC SHARES; RELATED TRANSACTIONS

     1.1 SALE AND PURCHASE OF LLC SHARES. At the Closing, Seller shall sell, assign, transfer and deliver the LLC Shares, free and clear of all Encumbrances, to the Purchaser, and the Purchaser shall purchase, assume and accept the LLC Shares from Seller, on the terms and subject to the conditions set forth in this Agreement.

     1.2 PURCHASE PRICE.

            (a) The aggregate purchase price payable by the Purchaser for the LLC Shares (the "Purchase Price") shall be payable in cash and Purchaser Common Stock (as defined in Section 3.3) as follows:

                 (I) cash in the amount of one hundred thousand dollars ($100,000) (the "Cash Consideration");

                 (II) 600,000 shares of Purchaser Common Stock, 550,000 shares of which shall be issued to Seller or its members at the Closing (the "Closing Shares") and 50,000 shares of which shall be issued at the Closing and held by the Escrow Agent in accordance with the terms of the Escrow Agreement (the "Escrow Shares"); and

                                       1.

                 (III) in the event that the closing sales price of one share of Purchaser Common Stock as quoted on the American Stock Exchange (as reported on the website of the American Stock Exchange at WWW.AMEX.COM) (or any other national securities exchange or over-the-counter market on which the Purchaser Common Stock is then traded or quoted) shall fail to be equal to or greater than Six Dollars and Fifty Cents ($6.50) (the "Target Price") for at least any ten trading days (the "Target Duration") during the period beginning as of the date of the Closing and ending on the date which is twelve months from the date of the Closing (the "Measurement Period"), an additional 100,000 shares of Purchaser Common Stock (the "Contingent Shares"), it being understood that such Contingent Shares shall be issued at the Closing and held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

            (B) The Closing Shares, the Escrow Shares and the Contingent Shares are collectively referred to herein as the "Purchase Shares."

     1.3 CLOSING.

            (A) The closing of the sale of the LLC Shares to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward, LLP, counsel to the Purchaser, at 10:00 a.m. (Pacific Daylight Time) on the date this Agreement is signed (or at such other place or time as the Purchaser and Seller may jointly designate). "Closing Date" shall mean the time and date as of which the Closing actually takes place.

            (B) At the Closing:

                 (I) the Purchaser shall pay to Seller by wire transfer the Cash Consideration and shall issue and deliver to Seller (or to the members of Seller, as directed by Seller) certificates representing the Closing Shares;

                 (II) the Purchaser shall issue and deliver to the Escrow Agent a certificate representing the Escrow Shares and a certificate representing the Contingent Shares, such shares to be held by the Escrow Agent in accordance with the Escrow Agreement; and

                 (III) the parties shall deliver each of the closing deliverables set forth in Section 4.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

            (A) Seller, Castleworks and E-Focus are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Nevada, and each of these limited liability companies has all necessary power and authority:

                 (I) to conduct its business in the manner in which its business is currently being conducted;

                                       2.
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                 (II) to own and use its assets in the manner in which its
assets are currently owned and used; and

                 (III) to perform its obligations under all its Contracts.

            (B) Except for the jurisdictions identified in Part 2.1(b) of the Disclosure Schedule, Seller, Castleworks and E-Focus are not required to be qualified, authorized, registered or licensed to do business as a foreign limited liability company. Seller, Castleworks and E-Focus are in good standing as a foreign limited liability company in each of the jurisdictions identified in Part 2.1(b) of the Disclosure Schedule.

            (C) Part 2.1(c) of the Disclosure Schedule accurately sets forth (i) the names of the managers of each of Seller, Castleworks and E-Focus and (ii) the names of the officers of each of Seller, Castleworks and E-Focus.

            (D) None of Seller, Castleworks or E-Focus nor any of their respective managers or members, has ever approved, or commenced any proceeding or made any election contemplating, the dissolution, liquidation sale or other disposition of Seller, Castleworks or E-Focus or the winding up or cessation of Seller's, Castleworks' or E-Focus' business or affairs.

            (E) Except as set forth in Part 2.1(e) of the Disclosure Schedule, Castleworks and E-Focus have no subsidiaries, and have never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity. Seller currently has no subsidiaries other than Castleworks and E-Focus, except as set forth in Part 2.1(e) of the Disclosure Schedule.

     2.2 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENTS; RECORDS.

            (A) Seller has delivered to the Purchaser accurate and complete copies of:

                 (I) Articles of organization and operating agreements for each of Seller, Castleworks and E-Focus, including all amendments thereto;

                 (II) the share register or other membership interest records of each of Seller, Castleworks and E-Focus; and

                 (III) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the managers of each of Castleworks and E-Focus and of the members of each of Castleworks and E-Focus. There have been no meetings or other proceedings of the managers or the members of Castleworks or E-Focus that are not fully reflected in such minutes or other records.

     2.3 CAPITALIZATION, ETC.

            (A) The authorized equity of Castleworks consists of membership interests represented by one million (1,000,000) Preferred Shares and one million (1,000,000) Common Shares, of which ninety thousand (90,000) Common Shares have been issued, all of which are outstanding and owned, beneficially and of record, by Seller.

                                       3.

            (B) The authorized equity of E-Focus consists of membership interests represented by one million (1,000,000) Preferred Shares and one million (1,000,000) Common Shares, of which one hundred thousand (100,000) Common Shares have been issued, all of which are outstanding and owned, beneficially and of record, by Seller.

            (C) The authorized equity of Seller consists of membership interests represented by one million (1,000,000) Preferred Shares and one million (1,000,000) Common Shares, which Common Shares may be issued from time to time in two series designated respectively as Series A and Series B, of which one hundred five thousand eight hundred eighty-two (105,882) Series A Common Shares have been issued (the "Castle Holdings Shares"), all of which are outstanding and owned, beneficially and of record, as follows:

                 (I) 15,882 Series A Common Shares by Eastman Kodak Company;

                 (II) 30,000 Series A Common Shares by TDI Castles LLC;

                 (III) 30,000 Series A Common Shares by John Olson; and

                 (IV) 30,000 Series A Common Shares by Jerry Krant.

(D) Except as set forth in Part 2.3(d) of the Disclosure Schedule, the individuals set forth in Section 2.3(c) have good and valid title to the Castle Holdings Shares, free and clear of any Encumbrances. Seller has, and the Purchaser will acquire at the Closing, good and valid title to the LLC Shares free and clear of any Encumbrances.

(E) All of the Castle Holdings Shares and the LLC Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

(F)      There is no:

                 (I) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any equity interest in, or other security of, Castleworks or E-Focus;

                 (II) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any equity interest in, or other security of, Castleworks or E-Focus;

                 (III) Contract under which Castleworks or E-Focus is or may become obligated to sell or otherwise issue any equity interest or other security; or

                 (IV) to the Knowledge of Seller, any condition or circumstance that may directly or indirectly give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any equity interest in, or other security of, Castleworks or E-Focus.

                                       4.
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     2.4 FINANCIAL STATEMENTS.

            (A) Seller has delivered to the Purchaser the following financial statements and notes (collectively, the "Seller Financial Statements"):

                 (I) the unaudited consolidated balance sheet of Seller and the unaudited balance sheets of Castleworks and E-Focus as of December 31, 2000, and the related unaudited statements of operations and changes in members' equity for the year then ended, together with the notes thereto;

                 (II) the unaudited balance sheet of Castleworks as of May 31, 2001 (the "Castleworks Unaudited Interim Balance Sheet"), and the related statements of operations and changes in members' equity for the 5 months then ended, together with the notes thereto;

                 (III) the unaudited balance sheet of E-Focus as of May 31, 2001 (the "E-Focus Unaudited Interim Balance Sheet"), and the related statements of operations and changes in members' equity for the 5 months then ended, together with the notes thereto;

            (B) All of the Seller Financial Statements are accurate and complete in all respects, and the dollar amount of each line item included in the Seller Financial Statements is accurate in all respects. The financial statements and notes referred to in Section 2.4(a)(i) present fairly in all material respects the financial position of Seller, Castleworks and E-Focus as of December 31, 2000 and the consolidated results of operations and changes in members' equity of Seller and its subsidiaries for the year then ended. The financial statements and notes referred to in Sections 2.4(a)(ii) and 2.4(a)(iii) present fairly in all material respects the financial position of Castleworks and E-Focus as of the respective dates thereof and the results of operations and changes in members' equity of Castleworks and E-Focus for the periods covered thereby. Unless otherwise indicated therein, the Seller Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered.

     2.5 ABSENCE OF CHANGES.Except as set forth in Part 2.5 of the Disclosure Schedule, since May 31, 2001:

            (A) there has not been any material adverse change in Castleworks' or E-Focus' business, condition, assets, liabilities, operations, financial performance or net income (or in any aspect or portion thereof), and no event has occurred that might reasonably be expected to have a Material Adverse Effect on Castleworks or E-Focus;

            (B) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of Castleworks' or E-Focus' assets (whether or not covered by insurance);

            (C) Neither of Castleworks or E-Focus has (i) declared, accrued, set aside or paid any distribution to any Person in respect of any of its equity interests, (ii) repurchased, redeemed or otherwise reacquired any of its equity interests or other securities or (iii) sold or otherwise issued any of its equity interests or any other securities;

                                       5.

            (D) Neither of Castleworks or E-Focus has made any capital expenditure in excess of $25,000;

            (E) Neither of Castleworks or E-Focus has sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by Castleworks or E-Focus from its inventory in the Ordinary Course of Business;

            (F) Neither of Castleworks or E-Focus has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (G) Neither of Castleworks or E-Focus has pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

            (H) Neither of Castleworks or E-Focus has made any loan or advance to any other Person;

            (I) Neither of Castleworks or E-Focus has (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (iii) made any promises to its employees with regard to future employment;

            (J) Neither of Castleworks or E-Focus has entered into, and neither of Castleworks or E-Focus, nor any of the assets owned or used by Castleworks or E-Focus, has become bound by, any Contract that is not an Excluded Contract;

            (K) No Contract by which Castleworks or E-Focus or any of the assets owned or used by Castleworks or E-Focus is or was bound, or under which Castleworks or E-Focus has or had any rights or interest, has been amended or terminated except as in the Ordinary Course of Business;

            (L) Neither of Castleworks or E-Focus has incurred, assumed or otherwise become subject to any material Liability, other than accounts payable incurred by Castleworks or E-Focus in the Ordinary Course of Business and which do not exceed, in the aggregate, $10,000;

            (M) Neither of Castleworks or E-Focus has discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for its own accounts payable that are either reflected as current liabilities in the "liabilities" column of the Castleworks Unaudited Interim Balance Sheet or E-Focus Unaudited Interim Balance Sheet or have been incurred since the date of such balance sheets in the Ordinary Course of Business;

            (N) Neither of Castleworks or E-Focus has forgiven any debt or otherwise released or waived any right or claim;

            (O) Neither of Castleworks or E-Focus has changed any of its methods of accounting or accounting practices in any respect;

                                        6.

            (P) Neither of Castleworks or E-Focus has entered into any transaction or taken any other action outside the Ordinary Course of Business except for the Transaction;

            (Q) Neither of Castleworks or E-Focus has agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(p)" above; and

            (R) Each of Castleworks and E-Focus has (i) operated its business in the Ordinary Course of Business and consistent with past practice and (ii) preserved intact its relationships with its employees, customers, suppliers, providers, payors and other Persons with which it has significant business relationships.

     2.6 TITLE TO ASSETS.

            (A) Seller owns, and has good, valid and marketable title to, the LLC shares.

            (B) Each of Castleworks and E-Focus owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                 (I) all assets reflected on the Castleworks Unaudited Interim Balance Sheet and on the E-Focus Unaudited Interim Balance Sheet (except for inventory sold by Castleworks or E-Focus since the respective dates of such balance sheets in the Ordinary Course of Business);

                 (II) all assets acquired by Castleworks or E-Focus since, with respect to Castleworks, the date of the Castleworks Unaudited Interim Balance Sheet, and, with respect to E-Focus, the date of the E-Focus Unaudited Interim Balance Sheet (except for inventory sold by Castleworks or E-Focus since the respective dates of such balance sheets in the Ordinary Course of Business);

                 (III) all assets referred to in Sections 2.7, 2.8, 2.9 and 2.11 of this Agreement, all of Castleworks' and E-Focus' rights under their respective Contracts, and all other assets reflected in the books and records of Castleworks or E-Focus as being owned by Castleworks or E-Focus.

Except as set forth in Part 2.6(b) of the Disclosure Schedule, all of said assets are owned by Castleworks or E-Focus free and clear of any Encumbrances.

     2.7 RECEIVABLES. Part 2.7 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Castleworks and E-Focus as of the date of the Castleworks Unaudited Interim Balance Sheet and the date of the E-Focus Unaudited Interim Balance Sheet, respectively. Except as set forth in Part 2.7 of the Disclosure Schedule, all existing accounts receivable of Castleworks and E-Focus (including those accounts receivable reflected on the Castleworks Unaudited Interim Balance Sheet and the E-Focus Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the dates of such interim balance sheets and have not yet been collected):
(i) represent valid obligations of customers of Castleworks and E-Focus arising from bona fide transactions entered into in the Ordinary Course of Business and

                                       7.
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(ii) are current and will be collected in full, except for an allowance for uncollectible accounts not to exceed what is properly reserved on such interim balance sheets.

     2.8 INVENTORY. The Castleworks Unaudited Interim Balance Sheet and the E-Focus Unaudited Interim Balance Sheet accurately sets forth the amount of inventory held by Castleworks and E-Focus, respectively, as of the dates of such interim balance sheets. Subject to amounts reserved on such interim balance sheets, the values at which all inventories are carried reflect the historical inventory valuation policy of Castleworks and E-Focus, stating such inventories at the lower of cost (determined on a first-in, first-out method) or market value. Each of Castleworks and E-Focus has good and marketable title to its inventories, free and clear of any Encumbrances. Such inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended, and are in a condition such that they can be sold in the Ordinary Course of Business consistent with past practice. Such inventories do not consist of in any material respect items that are obsolete, damaged or slow-moving. Such inventories do not consist of any items held on consignment. Neither Castleworks nor E-Focus is under any obligation or liability with respect to accepting returns of items or inventory in the possession of its customers. The inventory levels maintained by Castleworks and E-Focus (i) are not excessive in light of Castleworks' and E-Focus' normal operating requirements and (ii) are adequate for the conduct of Castleworks' and E-Focus' operations in the Ordinary Course of Business.

     2.9 EQUIPMENT AND TANGIBLE PERSONAL PROPERTY. The equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by Castleworks and E-Focus are adequate for the conduct of Castleworks' and E-Focus' business in the manner in which such business is currently being conducted. Each such asset (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted),
(ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate for the uses to which it is being put.

     2.10 REAL PROPERTY. Except for the leaseholds created under the real property leases identified in Part 2.10 of the Disclosure Schedule, Castleworks and E-Focus do not own any real property or any interest in real property. Each of Castleworks and E-Focus enjoys peaceful and undisturbed possession of such premises. Such premises are adequate for the conduct of Castleworks' and E-Focus' business as it is currently conducted, and neither Seller nor any subsidiary of Seller is a party to any contractual or legal restrictions that preclude or restrict the ability to use such premises for the purposes for which they are currently being used.

     2.11 PROPRIETARY ASSETS.

            (A) Part 2.11(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by Castleworks or E-Focus and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.11(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by Castleworks or E-Focus that is material to the business of Castleworks or E-Focus. Part 2.11(a)(iii) of the Disclosure Schedule identifies

                                       8.
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and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to Castleworks or E-Focus by any Person and is material to the business of Castleworks or E-Focus (except for any Proprietary Asset that is licensed to Castleworks or E-Focus under any third party software license generally available to the public at a cost of less than $5,000), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to Castleworks or E-Focus. Castleworks has good and valid title to all Castleworks Proprietary Assets identified or required to be identified in Parts 2.11(a)(i) and 2.11(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances, and E-Focus has good and valid title to all E-Focus Proprietary Assets, identified or required to be identified in Parts 2.11(a)(i) and 2.11(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances. Castleworks and E-Focus have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.11(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.11(a)(iv) of the Disclosure Schedule, neither Castleworks nor E-Focus has developed jointly with any other Person any Proprietary Asset that is material to the business of Castleworks or E-Focus and with respect to which such other Person has any rights. Except as set forth in Part 2.11(a)(v) of the Disclosure Schedule, there is no Contract (with the exception of end user license agreements in the form previously delivered to the Purchaser) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Castleworks Proprietary Asset or E-Focus Proprietary Asset.

            (B) Seller, Castleworks and E-Focus have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Proprietary Assets of Castleworks and of E-Focus (except Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.11(b) of the Disclosure Schedule, (i) none of Seller, Castleworks or E-Focus has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person other than Castleworks or E-Focus has or had access to, or any rights with respect to, the Castleworks Source Code or any portion thereof or the E-Focus Source Code or any portion thereof; (ii) each current or former employee of Seller, Castleworks or E-Focus who is or was involved in, or who has contributed to, the creation or development of any material Castleworks Proprietary Asset or E-Focus Proprietary Asset has executed and delivered to Castleworks or E-Focus, as appropriate, an agreement (containing no exceptions to or exclusions from the scope of its coverage) providing for the ownership by Castleworks or E-Focus of the Proprietary Assets resulting from such employment relationship and for the confidentiality of such Proprietary Assets, and all such agreements have been previously delivered by Seller to the Purchaser and
(iii) each current and former consultant and independent contractor to Seller, Castleworks or E-Focus who is or was involved in, or who has contributed to, the creation or development of any material Castleworks Proprietary Asset or E-Focus Proprietary Asset has executed and delivered to Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) providing for the ownership by Castleworks or E-Focus, as appropriate, of the Proprietary Assets resulting from such consulting or contracting agreement and for the confidentiality of such Proprietary Assets, and Seller has delivered to the Purchaser each such agreement. No current or former employee, officer, manager, member, consultant or independent contractor of Seller, Castleworks or E-Focus has any right, claim or interest in or with respect to any Castleworks Proprietary Asset or E-Focus Proprietary Asset.

                                       9.

            (C) Subject to Disclosure Schedule 2.11(a)(i), all patents, trademarks, service marks and copyrights held by the Castleworks or E-Focus are valid and subsisting. None of the Castleworks Proprietary Assets or E-Focus Proprietary Assets misappropriates (or to the best of Seller's knowledge, conflicts with or infringes) any Proprietary Asset owned or used by any other Person. None of the products, systems, software, computer programs, source code, models, algorithms, formula, compounds, inventions, designs, technology, proprietary rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by Castleworks or E-Focus is misappropriating or making any unlawful or unauthorized use of (or to the best of Seller's knowledge, infringing) any Proprietary Asset owned or used by any other Person, and none of such products has at any time misappropriated or made any unlawful or unauthorized use of (or to the best of Seller's knowledge, infringed) any Proprietary Asset owned or used by any other Person. None of Seller, Castleworks or E-Focus has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the best of Seller's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Castleworks Proprietary Asset or E-Focus Proprietary Asset.

            (D) The Castleworks Proprietary Assets and the E-Focus Proprietary Assets constitute all the Proprietary Assets necessary to enable Castleworks and E-Focus to conduct its business in the manner in which such business has been and is being conducted. None of Seller, Castleworks or E-Focus has (i) licensed any of the material Castleworks Proprietary Assets or E-Focus Proprietary Assets to any Person on an exclusive basis, (ii) except as set forth in Part 2.11(d) of the Disclosure Schedule, entered into any Contract under which any Person has the right to distribute or license any of the material Castleworks Proprietary Assets or E-Focus Proprietary Assets, other than non-exclusive marketing arrangements with vendors or resellers entered into in the Ordinary Course of Business or (iii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of the Castleworks or E-Focus to exploit fully any material Castleworks Proprietary Assets or E-Focus Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (E) Except as set forth in Part 2.11(e) of the Disclosure Schedule, each Castleworks Proprietary Asset, E-Focus Proprietary Asset and Castleworks or E-Focus product that has been sold or licensed by Castleworks or E-Focus to any
Person: (i) conformed and complied in all material respects with any warranty, Contract, specification, documentation, performance standard, representation or statement made or provided with respect thereto by Castleworks or E-Focus; and
(ii) none of Seller, Castleworks or E-Focus has received notice of any claim by any customer or other Person alleging that any Castleworks Proprietary Asset, E-Focus Proprietary Asset and Castleworks or E-Focus product (including each version thereof that has been licensed or otherwise made available by Seller to any Person in the prior three years) does not conform in all material respects with any warranty, Contract, specification, documentation, performance standard, representation or statement made or provided by Castleworks or E-Focus, and, to the knowledge of Seller, there is no basis for any such claim. Castleworks and E-Focus have established adequate reserves on the Castleworks Unaudited Interim Balance Sheet and the E-Focus Unaudited Interim Balance Sheet, respectively, to cover all costs associated with any obligations that Castleworks or E-Focus may have with respect to

                                       10.

the correction or repair of programming errors or other defects in Castleworks Proprietary Assets, E-Focus Proprietary Assets and Castleworks or E-Focus products.

            (F) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by Castleworks or E-Focus to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

            (G) Purchaser acknowledges that Seller does not warrant that the functions contained in any Proprietary Assets, including but not limited to computer software, Castleworks Source Code, and E-Focus Source Code, will meet Purchaser's or any other Person's requirement or that the operation of such computer software and Source Codes will be uninterrupted or error free. Purchaser expressly assumes responsibility for operation of the computer software and Source Codes to achieve the intended results, and for the installation, use and results obtained. No warranties other than those set forth in this Agreement are expressed or implied by Seller, including the implied warranties of merchantability and fitness for a particular use.

     2.12 CONTRACTS; CONSENTS.

            (A) Part 2.12(a) of the Disclosure Schedule identifies each Castleworks Contract and E-Focus Contract, except for any Excluded Contract. Seller has delivered to the Purchaser accurate and complete copies of each Castleworks Contract and each E-Focus Contract identified in Part 2.12(a) of the Disclosure Schedule, including all amendments thereto. The Castleworks Contracts and the E-Focus Contracts are all of the Contracts necessary for the conduct of Castleworks' and E-Focus' business as such business has been conducted and is currently being conducted. Each Castleworks Contract and each E-Focus Contract is valid and in full force and effect, and is enforceable by Castleworks or E-Focus in accordance with its terms.

            (B) Except as set forth in Part 2.12(b) of the Disclosure Schedule:

                 (I) neither Castleworks nor E-Focus has materially violated or Breached, or declared or committed any default under any Castleworks Contract or E-Focus Contract, and, to the knowledge of Seller, no other Person has materially violated or Breached, or declared or committed any default under any Castleworks Contract or E-Focus Contract;

                 (II) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could be reasonably expected to, (A) result in a material violation or Breach of any of the provisions of any Castleworks Contract or E-Focus Contract, (B) give any Person the right to declare a default or exercise any remedy under any Castleworks Contract or E-Focus Contract, (C) give any Person the right to accelerate the maturity or performance of any Castleworks Contract or E-Focus Contract, or (D) give any Person the right to cancel, terminate or modify any Castleworks Contract or E-Focus Contract;

                                       11.

                 (III) Neither Castleworks nor E-Focus has waived any of its material rights under any Castleworks Contract or E-Focus Contract;

            (C) Part 2.12(c) of the Disclosure Schedule identifies each Consent and each notice required from any Person for (i) the transfer of the LLC Shares to the Purchaser at the Closing and (ii) the avoidance, upon transfer of the LLC Shares to the Purchaser at the Closing, of any of the circumstances set forth in
Section 2.12(b)(ii)(A)-(D) above.

     2.13 NO UNDISCLOSED LIABILITIES.

            (A) Each of Castleworks and E-Focus has no accrued, contingent or other Liabilities of any nature, either matured or unmatured, except for (i) liabilities identified as such in the "liabilities" column of the Castleworks Unaudited Interim Balance Sheet or the E-Focus Unaudited Interim Balance Sheet, respectively, (ii) liabilities of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP incurred by Castleworks or E-Focus in the Ordinary Course of Business since, with respect to Castleworks, the date of the Castleworks Unaudited Interim Balance Sheet, and, with respect to E-Focus, the date of the E-Focus Unaudited Interim Balance Sheet and (iii) Castleworks' obligations under the Castleworks Contracts listed in Part 2.12(a) of the Disclosure Schedule and under Excluded Contracts and ) E-Focus' obligations under the E-Focus Contracts listed in Part 2.12(a) of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

     2.14 COMPLIANCE WITH LEGAL REQUIREMENTS. To the Knowledge of Seller, each of Castleworks and E-Focus has conducted its business in compliance with all, and is not in violation of, any applicable Legal Requirement, except where the noncompliance or violation would not be reasonably expected to have a Material Adverse Effect on Castleworks or E-Focus. None of Seller, Castleworks or E-Focus has received any written notification of any asserted present or past failure by Castleworks or E-Focus to comply with any applicable Legal Requirements or Order.

     2.15 GOVERNMENTAL AUTHORIZATIONS. No Governmental Authorizations are necessary or required by applicable law in connection with the execution, delivery and performance of the Transaction Agreements or the Transactions by Seller and Seller's members or in connection with the operation of Castleworks' or E-Focus' respective businesses.

     2.16 TAX MATTERS.

            (A) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Castleworks or E-Focus (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis; and any Tax required to have been withheld or collected by Castleworks or E-Focus has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

            (B) The Seller Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with

                                       12.

GAAP; and Castleworks and E-Focus have established,in the Ordinary Course of Business, reserves adequate for the payment of all Taxes through the Closing Date.

     2.17 EMPLOYEE AND LABOR MATTERS.

            (A) Part 2.17(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of Seller, Castleworks and E-Focus (including any employee who is on a leave of absence or on layoff status) the name and title of such employee, the employer of such employee, and such employee's annualized compensation as of the date of this Agreement;

            (B) Part 2.17(b) of the Disclosure Schedule accurately identifies each former employee of Seller, Castleworks or E-Focus who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits relating to such former employee's employment with Seller, Castleworks or E-Focus;

            (C) Except as set forth in Part 2.17(c) of the Disclosure Schedule, none of Seller, Castleworks or E-Focus is a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract;

            (D) Except as set forth on Part 2.17(d) of the Disclosure Schedule, the employment of each of Seller's, Castleworks' and E-Focus' employees is terminable at will, and no employee is entitled to severance pay or other benefits following termination or resignation. To the Knowledge of Seller, no employee of Seller, Castleworks or E-Focus intends to terminate his employment, except to become an employee of the Purchaser; and

            (E) To the Knowledge of Seller, no employee of Seller, Castleworks or E-Focus is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of Castleworks, E-Focus or the Purchaser.

     2.18 BENEFIT PLANS.

            (A) Part 2.18(a) of the Disclosure Schedule identifies and provides an accurate and complete description of each Employee Benefit Plan of Castleworks and E-Focus, an accurate and complete copy of which has been provided to the Purchaser. Except as identified in Part 2.18(a) of the Disclosure Schedule, neither Castleworks nor E-Focus has ever established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan.

            (B) Each Employee Benefit Plan of Castleworks and E-Focus is being and has at all times been operated and administered in full compliance with the provisions thereof and in full compliance with all applicable Legal Requirements. Each contribution or other payment that is required to have been accrued or made under or with respect to the above has been duly accrued and made on a timely basis.

     2.19 ENVIRONMENTAL MATTERS. None of Seller, Castleworks or E-Focus has ever received any notice or other communication (in writing or otherwise) from any Governmental

                                       13.

Body or other Person regarding any actual, alleged, possible or potential Liability of Castleworks or E-Focus arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or, to the Knowledge of Seller, threatened to commence any contribution action or other Proceeding against Castleworks or E-Focus in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in Castleworks or E-Focus becoming subject to, any such Liability.

     2.20 INSURANCE. Part 2.20 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of Castleworks or E-Focus and identifies any material claims made thereunder, complete and accurate copies of which have been delivered to the Purchaser. Each of the insurance policies identified in Part 2.20 of the Disclosure Schedule is in full force and effect. During the past three years, none of Seller, Castleworks or E-Focus has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy related to Castleworks' or E-Focus' ownership, use and operation of their respective business, (b) refusal of any coverage or rejection of any claim under any insurance policy related to Castleworks' or E-Focus' ownership, use and operation of their respective businesses, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy related to Castleworks' or E-Focus' ownership, use and operation of their respective businesses.

     2.21 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.21 of the Disclosure Schedule, (a) no Related Party has any direct or indirect interest of any nature in any of the assets of Castleworks or E-Focus; (b) no Related Party is indebted to Castleworks or E-Focus, and neither Castleworks nor E-Focus is indebted to any Related Party (c) no Related Party has entered into, or has any direct or indirect financial interest in, any Castleworks Contract or E-Focus Contract, or any transaction or business dealing of any nature involving Castleworks or E-Focus; (d) no Related Party is competing, directly or indirectly, with Castleworks or E-Focus; and (e) no Related Party has any claim or right against Castleworks or E-Focus (other than rights to receive compensation for services performed as an employee of Castleworks or E-Focus).

     2.22 PROCEEDINGS; ORDERS. Except as set forth in Part 2.22 of the Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of Seller, no Person has threatened to commence any Proceeding (a) that involves Castleworks or E-Focus or that otherwise relates to or might materially adversely affect Castleworks' or E-Focus' business or any of the assets owned or used by Castleworks or E-Focus (whether or not Castleworks or E-Focus is named as a party thereto) or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of Seller, except as set forth in Part 2.22 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. There is no Order to which Castleworks or E-Focus, or any of the assets owned or used by Castleworks or E-Focus, is subject. To the Knowledge of Seller, no employee of Seller, Castleworks or E-Focus is subject to any Order that prohibits such employee from engaging in or continuing any conduct, activity or practice relating to Castleworks' or E-Focus' business.

                                       14.

     2.23   AUTHORITY; BINDING NATURE OF AGREEMENTS.

            (A) Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Transactional Agreements. The execution, delivery and performance by Seller of the Transactional Agreements and the Transactions have been duly authorized by all necessary action on the part of Seller and its members, managers, and officers. The Transactions have been duly authorized by all necessary action on the part of Castleworks and E-Focus and their respective members, managers and officers. Subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which Seller is a party will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

            (B) Each of Seller's members has the absolute and unrestricted right, power and capacity to enter into and to perform such member's obligations under each of the Transactional Agreements to which such member is or may become a party. The execution, delivery and performance by each of Seller's members of the Transactional Agreements and the Transactions to which such member is or may become a party have been duly authorized by all necessary action of the part of each such member and their respective boards of directors, stockholders, members, managers and officers. Upon the execution of each of the Transactional Agreements at the Closing, each of the Transactional Agreements will constitute the legal, valid and binding obligation of each of Seller's members who is a party thereto, enforceable against such member in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.24 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.24 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

            (A) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's, Castleworks' or E-Focus' articles of organization or operating agreements, or (ii) any resolution adopted by Seller's, Castleworks' or E-Focus' managers or members;

            (B) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, Castleworks or E-Focus or any of their respective members, or any of the assets owned or used by Castleworks or E-Focus, is subject;

            (C) cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax or cause any of the assets owned or used by

                                       15.

Castleworks or E-Focus to be reassessed or revalued by any taxing authority or other Governmental Body;

            (D) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Castleworks or E-Focus or any of their respective employees or that otherwise relates to Castleworks' or E-Focus' business or to any of the assets owned or used by Castleworks or E-Focus;

            (E) contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any Castleworks Contract or E-Focus Contract;

            (F) give any Person a reasonable right to (i) declare a default or exercise any remedy under any Castleworks Contract or E-Focus Contract, (ii) accelerate the maturity or performance of any Castleworks Contract or E-Focus Contract, or (iii) cancel, terminate or modify any Castleworks Contract or E-Focus Contract;

            (G) contravene, conflict with or result in a violation or Breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which Seller or any of Seller's members is a party or by which Seller or any of its members is bound; or

            (H) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Castleworks or E-Focus, except for Encumbrances upon the assets of the Purchaser.

Except as set forth in Part 2.12(c) of the Disclosure Schedule, none of Seller, Castleworks, E-Focus or their respective members was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.25 BROKERS. None of Seller, Castleworks, E-Focus or any of their respective members has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.26 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of material fact; and none of the Transactional Agreements omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding Seller, Castleworks and E-Focus and their respective business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to the Purchaser or any of its Representatives by or on behalf of Seller or any of Seller's Representatives, is accurate and complete in all material respects. To the knowledge of Seller there is no fact, condition or circumstance (i) which may have a Material Adverse Effect or in the future may reasonably be expected to have a Material Adverse Effect on Castleworks or E-Focus, or (ii) which if known to the Purchaser might reasonably be expected to

                                       16.

deter the Purchaser from consummating the Transactions. Seller has provided the Purchaser and the Purchaser's Representatives with full and complete access to all of Castleworks' and E-Focus' records and other documents and data.

     2.27 INVESTMENT REPRESENTATIONS. Seller understands that the Purchase Shares are being offered and sold pursuant to a private placement exemption from registration contained in the Securities Act of 1933, as amended (the "Securities Act") based in part upon Seller's representations contained in this Agreement and upon the representations of Seller's members contained in the Registration Rights Agreement.

            (a) Seller understands that it must bear the economic risk of the Purchase Shares indefinitely unless the Purchase Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Seller understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Seller and its members to transfer all or any portion of the Purchase Shares under the circumstances, in the amounts or at the times Seller and its members might propose. Seller has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

            (b) Seller is acquiring the Purchase Shares for its own account for investment only, and not with a view towards their distribution.

            (c) Seller by reason of its, or of its management's, business or financial experience, has the capacity to protect its own interests in connection with the Transactions.

            (d) Seller is an accredited investor within the meaning of Regulation D under the Securities Act.

     2.28 SOLVENCY. Immediately after the consummation of the Transactions, (a) the fair value of the assets of Seller will exceed its debts and Liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Seller will be greater than the amount that will be required to pay the probable obligations of its debts and other Liabilities, subordinated, contingent or otherwise, as such debts and other Liabilities become absolute and matured and (c) Seller will be able to pay its debts and Liabilities, subordinated, contingent or otherwise, as such debts and Liabilities become absolute and matured.

     2.29 PAYMENT OF FEES AND EXPENSES. None of the fees and expenses (including without limitation legal and accounting fees) which are required pursuant to
Section 7.2 of this agreement to be borne or paid by Seller or its members have been borne or paid by Castleworks or E-Focus, and no amounts have been removed from the assets of Castleworks or E-Focus, and no Liabilities of Castleworks or E-Focus have been accrued, for such purpose.

     2.30 PROJECTIONS. Seller's and Purchaser's management jointly prepared certain revenue, cost of sales and gross profit projections for the business of Castleworks and E-Focus for the months of August through December 2001, dated as of August 3, 2001 (the "Projections"). The assumptions underlying the Projections were reasonable as of the date of the Projections and are reasonable as of the date of this Agreement. The Projections were prepared in good faith and represent Seller's best currently available estimates for the performance of Castleworks and E-Focus. As of the date of this Agreement, Seller knows of no facts or circumstances which would render the Projections inaccurate or misleading in light of such facts or circumstances.

                                       17.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants, to and for the benefit of Seller, as follows:

     3.1 DUE ORGANIZATION; GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Transactional Agreements to which it is a party. The Purchaser and its board of directors have taken all necessary action to duly authorize the execution, delivery and performance of the Transactional Agreements to which the Purchaser is a party. This Agreement, and upon the execution and delivery of the additional Transactional Agreements at the Closing, the Transactional Agreements, constitute legal, valid and binding obligations of the Purchaser (with respect to the Transactional Agreements to which the Purchaser is a party), enforceable against the Purchaser in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Purchaser consists of: (a) 50,000,000 shares of common stock, $.01 par value (the "Purchaser Common Stock"), 4,855,662 of which were issued and outstanding as of July 15, 2001 and (b) 4,000,000 shares of preferred stock, $.01 par value, of which 750,000 are designated Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), 334,400 of which are issued and outstanding, which are convertible into 63,394 shares of Purchaser Common Stock. Except as contemplated by the Transactional Agreements, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, warrants or rights (including conversion or preemptive rights and rights of first refusal) to acquire shares of the Purchaser, other than (i) warrants to purchase 659,658 shares of Purchaser Common Stock and to purchase 181,339 public warrants (ii) pursuant to 1,981,050 warrants of the Purchaser traded on the American Stock Exchange, (iii) upon conversion of the Series B Preferred Stock or exercise of any participation rights granted to holders of such stock, (iv) any rights of first refusal in favor of the Purchaser or its holders of Series B Preferred Stock; (v) pursuant to stock option or other equity incentive plans disclosed in the SEC Documents (as defined below) of the Purchaser. The Purchaser is not in violation of any outstanding preemptive rights to acquire shares of the Purchaser. There have been no material changes to the Purchaser's capitalization from July [ILLEGIBLE]5, 2001 to the date of this Agreement. The rights, preferences, privileges and restrictions of the Purchaser Common Stock and the Series B Preferred Stock are as stated in the Purchaser's Amended and Restated Articles of Incorporation.

     3.4 SEC FILINGS. Accurate and complete copies of each report (except for reports filed under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), registration statement and definitive proxy statement filed by Purchaser with the United States Securities and Exchange Commission (the "SEC") through the date of this Agreement (the "SEC Documents") are publicly available on the EDGAR system of the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Documents complied in all

                                       18.

material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be, and the rules and regulations thereunder; and
(ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC Documents constitute all the filings required to be made the Purchaser pursuant to the applicable requirements of the Securities Act and the Exchange Act, except for reports under Section 16 of the Exchange Act.

     3.5 FINANCIAL STATEMENTS. The financial statement contained in the SEC documents have been prepared in accordance with generally accepted accounting principles (except as noted in the SEC Documents or permitted by the rules and regulations of the SEC) and present fairly the financial position of Purchaser as of the respective dates thereof and the results of operations and cash flows of Purchaser for the periods covered thereby.

     3.6 LIABILITIES. Except as disclosed in the SEC Documents, the Purchaser has no material pending Liability and, to its knowledge, knows of no material contingent Liability, except current liabilities incurred subsequent to the date of the last financial statements in the SEC Documents, which current liabilities have not been, either individually or in the aggregate, materially adverse to the assets, financial condition or operations of the Purchaser.

     3.7 NO MATERIAL ADVERSE CHANGE. Since the date of the last financial statements included in the SEC Documents, there has not been any material adverse change in the business, operations or financial performance of the Purchaser; provided, however, that the following shall not constitute a material adverse change under this Section 3.7: (i) a decrease in the Purchaser's stock price; or (ii) any adverse changed related to general economic conditions or related to the software or technology industries generally, which do not affect the Purchaser in a materially disproportionate manner.

     3.8 PROCEEDINGS; ORDERS. Except as disclosed in the SEC Documents, there is no material Proceeding against the Purchaser, and no Person has threatened in writing to the Purchaser to commence (a) any material Proceeding against the Purchaser or (b) any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Purchaser's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding which would be reasonably likely to have a material adverse effect on the assets, financial condition or operations of the Purchaser. There is no Order to which the Purchaser, or any of the assets owned or used by the Purchaser in its business, is subject.

     3.9 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of the Purchaser's articles of incorporation or bylaws;
(ii) any Order to which the Purchaser, or any of the assets owned or used by the Purchaser, is subject; or (iii) to the actual knowledge of Jim Miller, Wayne Wetherell or Paul Devermann, any contract, instruments or other agreements to which the Purchaser is a party. The Purchaser is not required to obtain the Consent of any Person or Governmental Body in

                                       19.

connection with the execution,delivery or performance of the Transaction Agreements by the Purchaser.

     3.10 COMPLIANCE WITH LEGAL REQUIREMENTS. To the Knowledge of the Purchaser, the Purchaser's business has been conducted in compliance with all, and is not in violation of, any applicable Legal Requirement, except where the noncompliance or violation would not be reasonably be expected to have a material adverse effect on the Purchaser's business. The Purchaser has not received any written notification of any asserted present or past failure by the Purchaser to comply with any applicable Legal Requirements which would have a material adverse effect on the Purchaser's business.

     3.11 BROKERS. The Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     3.12 VALID ISSUANCE. The Purchase Shares will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable, free and clear of any Encumbrances. Assuming the accuracy of the representations of Seller in Section 2.27 of this Agreement and of Seller's members in the Registration Rights Agreement, the offer, sale and issuance of the Purchase Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable United States and state securities laws.

SECTION 4.CLOSING DELIVERABLES

     4.1 AGREEMENTS AND DOCUMENTS OF SELLER. At or prior to the Closing, the Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) all certificates of membership interest, if any, representing the LLC Shares, together with (i) a membership interest assignment agreement substantially in the form attached hereto as Exhibit B (the "Membership Assignment") and (ii) new certificates of membership interest issued in the name of the Purchaser, representing the LLC Shares;

            (b) an escrow agreement in the form of Exhibit C (the "Escrow Agreement"), executed by Seller, the Shareholders' Representative and the Escrow Agent;

            (c) a noncompetition agreement in the form of Exhibit D (the "Noncompetition Agreement"), executed by Seller, TDI Castles LLC, T. Bing Byington, John Olson and Jerry Krant;

            (d) an offer letter accepting employment with the Purchaser, including release of all employment agreements with Seller, Castleworks and E-Focus, as applicable, and waiving any rights to severance thereunder, in the form of Exhibit E (the "Offer Letter"), executed by John Olson, Jerry Krant and Kurt Tarhan;

                                       20.

            (e) a consultant agreement with the Purchaser, including release of all employment agreements with Seller, Castleworks, and E-Focus, as applicable, and waiving any rights to severance thereunder, in the form of Exhibit F (the "Consultant Agreement"), executed by T. Bing Byington;

            (f) a registration rights agreement in the form of Exhibit G (the "Registration Rights Agreement"), executed by Seller, TDI Castles LLC, Eastman Kodak Company, John Olson and Jerry Krant;

            (g) written resignations of all managers of Castleworks and E-Focus, effective as of the Closing;

            (h) a certificate executed by the managers of Seller, certifying as to the true, correct, complete and current (i) Articles of Organization and Operating Agreement of Seller, (ii) resolutions of the managers of Seller approving the Transactional Agreements and performance of the Transactions,
(iii) resolutions of the members of Seller approving the Transactional Agreements and performance of the Transactions (or a certification that such approval is not required) and (iv) incumbency of the managers or officers of Seller executing any of the Transactional Agreements or any related certificates;

            (i) a certificate executed by the managers of Castleworks, certifying as to the true, correct, complete and current (i) Articles of Organization and Operating Agreement of Castleworks, (ii) resolutions of the managers of Castleworks approving the Transactional Agreements and performance of the Transactions and waiving Castleworks' right of first refusal on the Castleworks Shares, (iii) resolutions of the members of Castleworks approving the Transactional Agreements and performance of the Transactions and (iv) incumbency of the managers or officers of Castleworks executing any of the Transactional Agreements or any related certificates;

            (j) a certificate executed by the managers of E-Focus, certifying as to the true, correct, complete and current (i) Articles of Organization and Operating Agreement of E-Focus, (ii) resolutions of the managers of E-Focus approving the Transactional Agreements and performance of the Transactions and waiving E-Focus' right of first refusal on the E-Focus Shares, (iii) resolutions of the members of E-Focus approving the Transactional Agreements and performance of the Transactions and (iv) incumbency of the managers or officers of E-Focus executing any of the Transactional Agreements or any related certificates; and

            (k) each Consent, and a copy of each notice, set forth on Part 2.12(c) of the Disclosure Schedule.

     4.2 AGREEMENTS AND DOCUMENTS OF THE PURCHASER. At or prior to the Closing, Seller shall have received the following payments and agreements and documents, each of which shall be in full force and effect.

            (a) the Cash Consideration;

            (b) share certificates representing the Closing Shares issued as set forth in Section 1.2(a)(ii);

                                       21.

            (c) the Escrow Agreement, executed by the Purchaser;

            (d) the Noncompetition Agreement for each of Seller, TDI Castles
                LLC, T. Bing Byington, John Olson and Jerry Krant, executed by the Purchaser;

            (e) the Offer Letter for each of John Olson, Jerry Krant and Kurt Tarhan, executed by the Purchaser;

            (f) the Consultant Agreement, executed by the Purchaser

            (g) the Registration Rights Agreement, executed by the Purchaser;
and

            (h) a Certificate executed by the Secretary of the Purchaser, certifying as to the true, correct, complete and current (i) Articles of Incorporation and bylaws of the Purchaser, (ii) resolutions of the Board of Directors of the Purchaser approving the Transactional Agreements and performance of the Transactions and (iii) incumbency of the officers of the Purchaser executing any of the Transactional Agreements or any related certificates.

SECTION 5. POST-CLOSING COVENANTS OF SELLER AND PURCHASER

     5.1 FILINGS AND CONSENTS. Purchaser and Seller shall ensure that:

            (a) each other filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Purchaser or Seller in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.12(c) of the Disclosure Schedule), to the extent not made or given prior to the Closing, is made or given as soon as possible after the Closing;

            (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Seller in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 2.12(c) of the Disclosure Schedule), to the extent not obtained prior to the Closing, is obtained as soon as possible after the Closing;

            (c) Seller promptly delivers to the Purchaser, and Purchaser promptly delivers to Seller, a copy of each filing made (except such filings available on the EDGAR system of the SEC), each notice given and each Consent obtained by Purchaser and Seller in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions; and

            (d) Seller shall cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions.

                                       22.

     5.2 DISPOSITION OF CONTINGENT SHARES.

            (a) Subject to Section 5.2(b), on the date that is twelve (12) months from the Closing Date (the "Measurement Date"), the Purchaser and the Shareholders' Representative shall jointly determine in accordance with Section 1.2(a)(iii) whether the Target Price and Target Duration have been met during the Measurement Period. Within three business days of the Measurement Date, the Purchaser and the Shareholders' Representative shall provide to the Escrow Agent a written notification of such determination signed by both parties, which notification may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. In the event the joint determination shall be that the Target Price was met or exceeded for the Target Duration at any time during the Measurement Period, that shall be deemed a "Positive Determination," and the written notification to the Escrow Agent shall so state. In the event the joint determination shall be that the Target Price was not met or exceeded for the Target Duration at any time during the Measurement Period, that shall be deemed a "Negative Determination," and the written notification to the Escrow Agent shall so state. In the event that a Positive Determination has been made and delivered to the Escrow Agent prior to the Measurement Date pursuant to Section 5.2(b), no further determination shall be made on the Measurement Date pursuant to this Section 5.2(a).

            (b) At any time prior to the Measurement Date that Purchaser shall request of the Shareholders' Representative in writing, the Purchaser and the Shareholders' Representative shall within five business days of such written request jointly determine whether or not the Target Price was met or exceeded for the Target Duration at any time during the Measurement Period. In the event such condition has been satisfied, the Purchaser and the Shareholders' Representative shall within five business days of the Purchaser's written request for determination deliver to the Escrow Agent a Positive Determination signed by both parties; PROVIDED, HOWEVER, that in the event such condition has not been satisfied, no Negative Determination shall be made or delivered to the Escrow Agent prior to the Measurement Date.

            (c) In the event of a Positive Determination, the Purchaser shall be entitled to the Contingent Shares as further set forth in the Escrow Agreement. In the Event of a Negative Determination, the Shareholders under the Escrow Agreement shall be entitled to the Contingent Shares, and such Contingent Shares shall be made available to satisfy the indemnification obligations under this Agreement to the Indemnitees, all as set further set forth in the Escrow Agreement.

SECTION 6. INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

            (a) The representations and warranties of the Purchaser set forth in
Section 3 of this Agreement shall expire as of the Closing. The representations and warranties of Seller set forth in this Agreement shall survive the Closing and shall expire on the date that is thirteen (13) months from the Closing Date (the "Expiration Date"); PROVIDED, HOWEVER, that if, at any time prior to the Expiration Date, any Indemnitee acting in good faith delivers to Seller a written notice alleging the existence of an inaccuracy of a representation or warranty or the Breach of a

                                       23.

covenant made by Seller and asserting a claim for recovery under Section 6.2 of this Agreement based upon such inaccuracy or Breach, then the claim asserted in such notice shall survive the Expiration Date until such time as the claim is fully and finally resolved. The representations and warranties of Seller set forth in Sections 2.16 and 2.19 shall survive the Closing and shall expire on the date that is six months after the applicable statute of limitation with respect to such representations and warranties.

            (b) The representations, warranties, covenants and obligations of Seller and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives. The representations, warranties, covenants and obligations of the Purchaser and the rights and remedies that may be exercised by Seller, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of Seller or any of its Representatives.

            (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

     6.2 INDEMNIFICATION BY SELLER.

            (a) Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall pay, compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                 (i) any Breach of any representation or warranty made by Seller in this Agreement (without giving effect to any materiality qualification or similar qualification contained or incorporated directly or indirectly in such representation or warranty);

                 (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule;

                 (iii) any Breach of any covenant or obligation of Seller contained in any of the Transactional Agreements;

                 (iv) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," or "(iii)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 6).

            (b) In the event that Castleworks or E-Focus suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or Breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of Castleworks or E-Focus as an Indemnitee), the Purchaser shall also be deemed, by virtue of its

                                       24.

ownership of the membership interests of Castleworks and E-Focus, to have incurred Damages as a result of and in connection with such inaccuracy or Breach; PROVIDED, HOWEVER, that this provision shall be construed to allow the Purchaser to recover such Damages of Castleworks or E-Focus instead of, and not in addition to, a recovery of such Damages by Castleworks or E-Focus.

            (c) In the event the Purchaser believes that it shall have become entitled to indemnification pursuant to this Section 6.2, the Purchaser shall use commercially reasonable efforts to so notify Seller, either orally or in writing; PROVIDED, HOWEVER, that the Purchaser's failure to so notify Seller or to use commercially reasonable efforts so notify Seller (i) shall be of no legal effect whatsoever; (ii) shall not constitute a Breach of this Agreement or any of the other Transactional Agreements and (iii) shall not in any manner whatsoever affect the rights of the Purchaser, the other Indemnitees or any other Person under any of the Transactional Agreements or pursuant to the Transactions, including, without limitation, the right of any Indemnitee to indemnification pursuant to this Section 6.2 and the right of any Indemnitee to seek recovery therefor pursuant to a claim under the Escrow Agreement.

     6.3 THRESHOLD; CAP.

            (a) Seller shall not be required to make any indemnification payment pursuant to Section 6.2 for any Breach of any of its representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $25,000 in the aggregate. At such time as the total amount of such Damages exceeds $25,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against such Damages above $25,000, but only to the extent of the Escrow Shares and, to the extent permitted by the Escrow Agreement, the Contingent Shares, and only to the extent that such Damages have not already been actually paid to such Indemnitees from insurance proceeds.

     6.4 SECURITY FOR INDEMNIFICATION RIGHTS. The Purchaser Common Stock held in escrow under the Escrow Agreement shall serve as collateral to secure the indemnification rights of the Purchaser under this Agreement, and the Purchaser shall be entitled to offset any Damages suffered or incurred by any Indemnitees against the Escrow Shares, and to the extent permitted by the Escrow Agreement, against the Contingent Shares.

     6.5 EXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 6 and Section 7.10 shall be deemed to be the sole and exclusive right and remedy exercisable by any Indemnitee with respect to any breach of any representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto or noncompliance by Seller with any covenant contained in this Agreement.

     6.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the

                                       25.

Purchaser (or any successor thereto or assign thereof )shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 7. MISCELLANEOUS PROVISIONS

     7.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     7.2 FEES AND EXPENSES. Except as noted below, each party to this Agreement shall bear and pay all its own expenses and fees (including without limitation legal and accounting expenses and fees) that have been incurred or will be incurred by such party in connection with the Transactions. Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for Seller) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Seller in connection with (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions; (ii) the furnishing of information to the Purchaser and its Representatives in connection with its investigation and review of Castleworks' and E-Focus' business; (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;
(iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and
(v) the consummation and performance of the Transactions. Neither Castleworks nor E-Focus shall bear or pay, and Seller shall not permit Castleworks or E-Focus to bear or pay, any such fees, costs or expenses. The Purchaser shall pay all fees, costs, and expenses incurred in connection with registering the Purchase Shares with the SEC and maintaining the effectiveness of the Company's resale registration statement on which such shares shall be registered (as set forth in the Registration Rights Agreement), excluding any costs of counsel to the Seller in connection therewith.

     7.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     7.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                                       26.

                  if to Seller:

                           Castle Holdings LLC
                           535 Anton Blvd. Suite 400
                           Costa Mesa, CA 92626
                           Attention: T. Bing Byington
                           Facsimile: (714) 435-8209

                           WITH A COPY TO:
                           --------------

                           Howard Barnhorst II, Esq.
                           Barnhorst Schreiner APC
                           550 West "C" Street, Suite 1350
                           San Diego, CA 92101
                           Facsimile: (619) 544-0703

                  if to the Shareholders' Representative:

                           John Olson
                           820 Calle Santa Cruz
                           Encinitas, CA 92024
                           Facsimile: (760) 632-7786

                           WITH A COPY TO:
                           --------------

                           Howard Barnhorst II, Esq.
                           Barnhorst Schreiner APC
                           550 West "C" Street, Suite 1350
                           San Diego, CA 92101
                           Facsimile: (619) 544-0703

                  if to the Purchaser:

                           ImageWare Systems, Inc.
                           10883 Thornmint Road
                           San Diego, CA 92127
                           Attention: James Miller, Chief Executive Officer
                           Facsimile: (858) 673-0291

                           WITH A COPY TO:
                           --------------

                           Carl Sanchez, Esq.
                           Cooley Godward LLP
                           4365 Executive Dr., Suite 1100
                           San Diego, CA 92121
                           Facsimile: (858) 453-3555

7.5      TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     7.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     7.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     7.8 GOVERNING LAW; VENUE.

            (A) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement:

                 (I) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                 (II) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and

                 (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

     7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Seller and its successors and assigns (if any) and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of Seller; the Purchaser; the other Indemnitees (subject to Section 6.6); and the respective successors and assigns (if any) of the foregoing.

     7.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Purchaser and Seller agree that (a) in the event of any Breach or threatened Breach by a party of any covenant, obligation or other provision set forth in this Agreement, another party or Indemnitee shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) the party or Indemnitee seeking such decree or order shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

     7.11 WAIVER.

            (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     7.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and Seller.

     7.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     7.14 PARTIES IN INTEREST. Except for the provisions of Section 6 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of Seller, Castleworks or E-Focus shall have any rights under this Agreement or under any of the other Transactional Agreements, except as expressly provided in such agreements, and (ii) no creditor of Seller, Castleworks or E-Focus shall have any rights under this Agreement or any of the other Transactional Agreements.

     7.15 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     7.16 CONSTRUCTION.

            (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

"PURCHASER":                  IMAGEWARE SYSTEMS, INC.,
                              a California corporation

                              By: /s/ S. James Miller, Jr.
                                  ----------------------------------------------
                                  S. James Miller, Jr., Chief Executive Officer



"SELLER":                     CASTLE HOLDINGS LLC,
                              a Nevada limited liability company


                              By: /s/ T. Bing Byington
                                  ----------------------------------------------
                              Print Name: T. Bing Byington
                                         ---------------------------------------
                              Title: Manager
                                     -------------------------------------------


           [SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         AGREEMENT. "Agreement" shall mean the Membership Interest Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CASTLEWORKS. "Castleworks" shall mean Castleworks LLC, a Nevada limited liability company.

         CASTLEWORKS CONTRACT.  "Castleworks Contract" shall mean any Contract:

            (A) to which Castleworks is a party;

            (B) by which Castleworks or any of its assets is or may become bound or under which Castleworks has, or may become subject to, any obligation; or

            (C) under which Castleworks has or may acquire any right or interest.

         CASTLEWORKS PROPRIETARY ASSET. "Castleworks Proprietary Asset" shall mean a Proprietary Asset owned by or licensed to Castleworks or otherwise used by Castleworks, including but not limited to those Proprietary Assets set forth on Parts 2.11(a)(i), 2.11(a)(ii) and 2.11(a)(iii) of the Disclosure Schedule.

         CASTLEWORKS SOURCE CODE. "Castleworks Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Castleworks Proprietary Asset.

         CASTLEWORKS UNAUDITED INTERIM BALANCE SHEET. "Castleworks Unaudited Interim Balance Sheet" shall have the meaning specified in Section 2.4(a) of the Agreement.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CLOSING. "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

         CLOSING DATE.  "Closing Date" shall have the meaning specified in
Section 1.3(a) of the Agreement.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         E-FOCUS. "E-Focus" shall mean E-Focus West LLC, a Nevada limited liability company.

         E-FOCUS CONTRACT.  "E-Focus Contract" shall mean any Contract:

            (A) to which E-Focus is a party;

            (B) by which E-Focus or any of its assets is or may become bound or under which E-Focus has, or may become subject to, any obligation; or

            (C) under which E-Focus has or may acquire any right or interest.

         E-FOCUS PROPRIETARY ASSET. "E-Focus Proprietary Asset" shall mean a Proprietary Asset owned by or licensed to E-Focus or otherwise used by E-Focus, including but not limited to those Proprietary Assets set forth on Parts 2.11(a)(i), 2.11(a)(ii) and 2.11(a)(iii) of the Disclosure Schedule.

         E-FOCUS SOURCE CODE. "E-Focus Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any E-Focus Proprietary Asset.

         E-FOCUS UNAUDITED INTERIM BALANCE SHEET. "E-Focus Unaudited Interim Balance Sheet" shall have the meaning specified in Section 2.4(a) of the Agreement.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ESCROW AGENT. "Escrow Agent" shall mean LaSalle Bank National Association, as escrow agent under the Escrow Agreement.

         ESCROW AGREEMENT. "Escrow Agreement" shall have the meaning specified in Section 4.1.

         EXCLUDED CONTRACT. "Excluded Contract" shall mean any Seller Contract that:

            (A) Seller has entered into in the Ordinary Course of Business with a Person that is not a Related Party;

            (B) has a term of less than 90 days or may be terminated by Seller (without penalty) within 90 days after the delivery of a termination notice by Seller; and

            (C) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Seller Financial Statements were prepared.

         GOVERNMENTAL AUTHORIZATION. Governmental Authorization" shall mean any:

            (A) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

            (B) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

            (A) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

            (B) federal, state, local, municipal, foreign or other government;

            (C) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

            (D) multi-national organization or body; or

            (E) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL.  "Hazardous Material" shall include:

            (A) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

            (B) any waste, gas or other substance or material that is explosive or radioactive;

            (C) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

            (D) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

            (E) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITEES.  "Indemnitees" shall mean the following Persons:

            (A) the Purchaser;

            (B) the Purchaser's current and future affiliates and subsidiaries;

            (C) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

            (D) the respective successors and assigns of the Persons referred to in clauses "(a)," "(b)," and "(c)" above;

PROVIDED, HOWEVER, that Seller and its members shall not be deemed to be "Indemnitees."

         KNOWLEDGE OF SELLER. "Knowledge of Seller" shall mean matters actually known to T. Bing Byington, John Olson and Jerry Krant, and such matters that such individuals would reasonably be expected to know in the exercise of their duties after due and diligent inquiries.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         LLC SHARES. "LLC Shares" shall have the meaning specified in Recital "C" to the Agreement.

         MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean a material adverse effect on the business, condition, assets, liabilities, operations, financial performance, prospects or net income (or on any aspect or portion thereof) of Castleworks or E-Focus.

         MEMBERSHIP ASSIGNMENT. "Membership Assignment" shall have the meaning set forth in Section 4.1.

         ORDER.  "Order" shall mean any:

            (A) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

            (B) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of an Entity shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

            (A) such action is recurring in nature, is consistent with such Entity's past practices and is taken in the ordinary course of such Entity's normal day-to-day operations;

            (B) such action is taken in accordance with sound and prudent business practices;

            (C) such action is not required to be authorized by such Entity's stockholders (or, in the case of a limited liability company, members), such Entity's board of directors or any committee of such Entity's board of directors (or, in the case of a limited liability company, managers) and does not require any other separate or special authorization of any nature; and

            (D) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to the subject Entity's business.

         PERSON.  "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         PURCHASE PRICE.  "Purchase Price" shall have the meaning specified in
Section 1.2 of the Agreement.

         PURCHASER. "Purchaser" shall mean ImageWare Systems, Inc., a California corporation.

         PURCHASER COMMON STOCK. "Purchaser Common Stock" shall have the meaning specified in Section 3.3 of the Agreement.

         PURCHASE SHARES.  "Purchase Shares" shall have the meaning specified in
Section 1.2 of the Agreement.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

            (A) Seller, and any entity which directly or indirectly controls Seller, is controlled by Seller or is under common control with Seller.

            (B) each of the members of Seller;

            (C) each Person who is, or who has at any time been, a director, manager, member or officer of Seller, Castleworks, E-Focus or any member of Seller;

            (D) each member of the family of each of the individuals referred to in clauses "(a)," "(b)" and "(c)" above; and

            (E) any Entity (other than Castleworks or E-Focus) in which any one of the individuals referred to in clauses "(a)", "(b)" "(c)" or "(d)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The members of Seller and all other Related Parties shall be deemed to be "Representatives" of Seller.

         SELLER. "Seller" shall mean Castle Holdings LLC, a Nevada limited liability company.

         SELLER FINANCIAL STATEMENTS. "Seller Financial Statements" shall have the meaning specified in Section 2.4(a) of the Agreement.

         SHAREHOLDERS' REPRESENTATIVE. "Shareholders' Representative" shall initially be John Olson and may be changed pursuant to Section 10 of the Escrow Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS.  "Transactional Agreements" shall mean:

            (A) the Agreement;

            (B) the Membership Assignment referred to in Section 4.1 of the Agreement;

            (C) the Escrow Agreement referred to in Section 4.1 of the Agreement; and

            (D) the Noncompetition Agreement referred to in Section 4.1 of the Agreement.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                 (I) the sale of the LLC Shares by Seller to the Purchaser in accordance with the Agreement; and

                 (II) the performance by Seller, its members and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by Seller, its members and the Purchaser of their respective rights under the Transactional Agreements.

                                    EXHIBIT B

                          FORM OF MEMBERSHIP ASSIGNMENT

                    MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT


         This MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT (the "Agreement") is entered into as of ___________, 2001 by and between IMAGEWARE SYSTEMS, INC., a California corporation ("ImageWare"), and CASTLE HOLDINGS LLC, a Nevada limited liability company ("Castle Holdings").

                                    RECITALS

         WHEREAS, Castle Holdings owns ninety thousand (90,000) Common Shares of Castleworks LLC (the "Castleworks Shares"), a Nevada limited liability company ("Castleworks");

         WHEREAS, Castle Holdings owns one hundred thousand (100,000) Common Shares of E-Focus West LLC (the "E-Focus Shares"), a Nevada limited liability company ("E-Focus"); and

         WHEREAS, ImageWare, Castle Holdings, and certain members of Castle Holdings have entered into that certain Membership Interest Purchase Agreement dated as of ________, 2001 (the "Purchase Agreement") pursuant to which, among other things, Castle Holdings has agreed to sell, assign, transfer and convey to, free and clear of all Encumbrances (as defined in the Purchase Agreement), all of its right, title and interest in and to the Castleworks Shares and the E-Focus Shares (collectively, the "Membership Interest").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, Castle Holdings hereby sells, transfers, assigns and conveys to ImageWare, free and clear of all Encumbrances, all of its right, title and interest in and to the Membership Interest, and ImageWare hereby accepts such sale, assignment, transfer, and conveyance. Castle Holdings, at any time at or after the date hereof, will execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by ImageWare and will take any other action consistent with the terms of the Purchase Agreement and this Agreement that may be reasonably requested by ImageWare for the purpose of selling, assigning, transferring, or conveying to ImageWare, or reducing to ImageWare's possession, the Membership Interest. Castle Holdings hereby appoints ImageWare as its attorney-in-fact to act in Castle Holdings' name and on Castle Holdings' behalf to take any action necessary to sell, transfer, assign and convey to ImageWare, or reduce to ImageWare's possession, the Membership Interest.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement. Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement. This Agreement is subject to, and shall be construed in accordance with, the Purchase Agreement, and in the event of a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement (insofar as such provisions relate to the rights and obligations of ImageWare, on the one hand, and Castle Holdings, on the other hand), the provisions of the Purchase Agreement shall prevail.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Membership Interest Assignment Agreement has been duly executed on behalf of the parties hereto as of the date first written above.

IMAGEWARE SYSTEMS, INC.,
a California corporation


By:  /s/
     -------------------------------------------------
     S. James Miller, Jr., Chief Executive Officer


CASTLE HOLDINGS LLC,
a Nevada limited liability company


By:  /s/
     -------------------------------------------------

Print Name: ------------------------------------------

Title: -----------------------------------------------


          [SIGNATURE PAGE TO MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT]

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                              ESCROW AGREEMENT


         This ESCROW AGREEMENT (the "Agreement") is entered into as of __________, 2001, by and among IMAGEWARE SYSTEMS, INC., a California corporation ("Purchaser"); CASTLE HOLDINGS LLC, a Nevada limited liability company ("Seller"); LASALLE BANK NATIONAL ASSOCIATION (the "Escrow Agent") and John Olson (the "Shareholders' Representative"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement (as defined below).

                                  RECITALS

         A. Purchaser and Seller have entered into a Membership Interest Purchase Agreement dated as of even date herewith (the "Purchase
Agreement") pursuant to which Purchaser is acquiring all of the outstanding membership interests of E-Focus West LLC and Castleworks LLC, each a Nevada limited liability company and a wholly owned subsidiary of Seller.

         B. The Purchase Agreement provides that an escrow account will be established as collateral for certain indemnification obligations owed to the Indemnitees pursuant to Section 6 of the Purchase Agreement.

         C. The parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                 AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

         1.    ESCROW ACCOUNT.

               (A) ESCROW OF SHARES. At the time and date as of which the consummation of the transactions contemplated by the Purchase Agreement is required to take place (the "Closing Date"), Purchaser shall deliver to the Escrow Agent a certificate or certificates for 150,000 shares of the common stock of Purchaser, $.01 par value (the "Purchaser Common Stock"), to be issued in the name of "LaSalle Bank National Association, as Escrow Agent", 100,000 shares of which shall be "Contingent Shares" and 50,000 of which shall be "Escrow Shares"; provided, however, that for certain purposes the Contingent Shares shall also be deemed to be Escrow Shares, as provided in Section 3(b) of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account") subject to the terms and conditions of this Agreement. The Escrow Shares shall be held as an escrow fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Notwithstanding this Section 1(a), if the Escrow Account shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of funds held in the Escrow Account shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Account, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such judicial process or court order. In the event the Escrow Agent obeys or complies with any judicial process or court order, it shall not be liable to Purchaser, Seller or the Shareholders' Representative, nor to any other person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such court order.

               (B) DIVIDENDS, ETC. Any securities distributable in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividend, stock splits or otherwise, shall be delivered by any party in possession of such securities to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be issued in the name of the Escrow Agent or its nominee and shall be considered Escrow Shares for all purposes hereof. It is agreed that notwithstanding the fact that the Escrow Shares are registered to the Escrow Agent, Purchaser shall or shall cause any cash dividend or property (other than securities) distributable in respect of the Escrow Shares to be paid or transferred directly to the Shareholders' Representative, on behalf of Seller who is entitled thereto.

               (C) VOTING OF SHARES. On any matter brought before the shareholders of Purchaser for a vote, the Shareholders' Representative shall deliver notice to the Escrow Agent ("Voting Notice") setting forth the manner in which, in accordance with the votes cast by Seller, the Escrow Agent shall vote the Escrow Shares. Such Voting Notice shall be delivered to the Escrow Agent at least five days prior to the date of the taking of any vote of the shareholders of Purchaser (the "Voting Notice Date"). The Escrow Agent shall vote the Escrow Shares in accordance with such Voting Notice. The Escrow Agent shall have no obligation to vote any of the Escrow Shares if no Voting Notice is received prior to the Voting Notice Date or if such notice does not clearly set forth the manner in which the Escrow Agent shall vote the Escrow Shares.

               (D) TRANSFERABILITY. The interests of Seller in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and Purchaser, and no such assignment or transfer shall be valid until such notice is given.

               (E) ESCROW AGENT'S POWER TO TRANSFER. The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Shares permitted under the terms of this Agreement.

         2. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

               (A) DELIVERY OF CLAIM NOTICE. If any Indemnitee has incurred or suffered any Damages for which it is or may be entitled to indemnification under the Purchase Agreement, the Purchaser shall, on behalf of such Indemnitee and on or prior to the Termination Date (as defined below), give written notice of such claim (a "Claim Notice") to the Shareholders' Representative and the Escrow Agent. Each Claim Notice shall state the basis for such claim and the amount of Damages incurred or suffered by such Indemnitee (the "Claimed Amount"). No Indemnitee shall make any claim for Damages after the date that is thirteen (13) months from the date of this Agreement (the "Termination Date"). The Escrow Agent is hereby directed to disregard any claim for damages received after the Termination Date.

               (B) RESPONSE NOTICE; UNCONTESTED CLAIMS. Within 30 days of the date a Claim Notice was received by the Escrow Agent (the "Response Date"), the Shareholders' Representative shall provide to Purchaser and to the Escrow Agent a written response (the "Response Notice") in which the Shareholders' Representative shall: (i) agree that the number of Escrow Shares having a Fair Market Value (as calculated pursuant to Section 5 hereof) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, (ii) agree that the number of Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) contest that any of the Escrow Shares may be released from the Escrow Account to the Indemnitee. The Shareholders' Representative may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnitee is entitled to indemnification under the Purchase Agreement. If no Response Notice is delivered by the Shareholders' Representative to the Escrow Agent by the Response Date, the Shareholders' Representative shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to the entire Claimed Amount may be released to the Indemnitee from the Escrow Account.

               (C) UNCONTESTED CLAIM. Subject to Sections 3(b) and 3(c), if the Shareholders' Representative in the Response Notice agrees or is deemed pursuant to the last sentence of subsection (b) above to have agreed that Escrow Shares having a Fair Market Value equal to the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall, no later than ten days after receipt of the Response Notice (or no later than ten days after the Shareholders' Representative's deemed agreement), transfer, deliver, and assign to such Indemnitee such number of Escrow Shares having a Fair Market Value equal to the Claimed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account), as such Fair Market Value is calculated on the date of actual receipt by the Escrow Agent of the Response Notice or, in the case of the Shareholders' Representative's deemed agreement, on the Response Date. In the event (i) the provisions of Section 3(b) preclude the Escrow Agent from delivering any Contingent Shares which would be required to satisfy the Claimed Amount and (ii) a Negative Determination (as defined in Section 3(b)) has been delivered to the Escrow Agent, then no later than ten days after the Measurement Date, the Escrow Agent shall transfer, deliver, and assign to such Indemnitee such number of Escrow Shares having a Fair Market Value equal to the portion of the Claimed Amount not previously satisfied pursuant to this subsection (c) (or such lesser number of Escrow Shares as is then held in the Escrow Account), as such Fair Market Value is calculated on the Measurement Date.

               (D) PARTIALLY CONTESTED CLAIMS. Subject to Sections 3(b) and 3(c), if the Shareholders' Representative in the Response Notice agrees that an amount of Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to such Indemnitee, the Escrow Agent shall, no later than ten days after receipt of the Response Notice, transfer, deliver and assign to such Indemnitee such number of Escrow Shares having a Fair Market Value equal to the Agreed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account), as such Fair Market Value is calculated on the date of actual receipt by the Escrow Agent of the Response Notice. In the event (i) the provisions of Section 3(b) preclude the Escrow Agent from delivering any Contingent Shares which would be required to satisfy the Agreed Amount and (ii) a Negative

Determination has been delivered to the Escrow Agent, then no later than ten days after the Measurement Date, the Escrow Agent shall transfer, deliver, and assign to such Indemnitee such number of Escrow Shares having a Fair Market Value equal to the portion of the Agreed Amount not previously satisfied pursuant to this subsection (d) (or such lesser number of Escrow Shares as is then held in the Escrow Account), as such Fair Market Value is calculated on the Measurement Date.

               (E) CONTESTED CLAIMS.

                   (I) If the Shareholders' Representative in the Response Notice contests the release of all or part of the Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the Shareholders' Representative and Purchaser shall attempt in good faith for a period of up to 30 days to agree upon the rights of the respective parties with respect to the claims at issue. If the Shareholders' Representative and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by Purchaser and the Shareholders' Representative and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely upon such memorandum and distribute the Escrow Shares from the Escrow Account in accordance with the terms of the memorandum.

                   (II) If no such agreement can be reached after such good faith negotiation, either Purchaser or the Shareholders' Representative may, by written notice to the other (with a copy to the Escrow Agent), demand arbitration of the matter unless the Contested Amount is at issue in pending litigation or other dispute resolution procedure with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Purchaser and the Shareholders' Representative agree to early arbitration of the matter. All arbitration proceedings contemplated by this subsection (e) shall be held in San Diego, California. All claims shall be settled by one arbitrator in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "Rules"). The Shareholders' Representative and Purchaser shall mutually agree upon the designation of the arbitrator within 15 days of the delivery of the Response Notice contesting the Claimed Amount; PROVIDED HOWEVER, that in the event the Shareholders' Representative and Purchaser fail to reach agreement with respect to the designation of the arbitrator within 15 days of delivery of the Response Notice, the arbitrator shall be appointed in accordance with the Rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. The arbitrator shall decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the arbitrator. The arbitrator's decision shall relate solely to (i) whether Purchaser is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Purchase Agreement and this Agreement, and (ii) which party shall be deemed to be the "prevailing party" in arbitration for the purposes of subparagraph (iii) below. The final decision of the arbitrator shall be furnished to the Shareholders' Representative, Purchaser and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders' Representative, Seller, Purchaser and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. After delivery of a Response Notice that the Claimed Amount is contested by the Shareholders' Representative, the Escrow Agent shall continue to hold in the Escrow Account a number of Escrow Shares having a Fair Market Value (calculated as of the Termination Date) equal to one hundred twenty-five percent (125%) of the Claimed Amount or Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), as the case may be, which has not then been resolved, notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by Purchaser and the Shareholders' Representative setting forth instructions to the Escrow Agent as to the release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount, or (ii) delivery of a copy of the final award of the arbitrator setting forth instructions to the Escrow Agent as to the release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release in accordance with such settlement agreement or arbitration award Escrow Shares from the Escrow Account (to the extent Escrow Shares are then held in the Escrow Account) (A) in the number of Escrow Shares specified in the settlement agreement or arbitration award, if such specification is made in the settlement agreement or arbitration award, or (B) if no such specification is made, in the number of Escrow Shares having a Fair Market Value equal to the settlement or award amount stated in such settlement agreement or arbitration award, calculated using the Fair Market Value as of the date of actual receipt by the Escrow Agent of the written settlement agreement or arbitration award. The non-prevailing party in any such arbitration proceeding shall pay its own expenses, the fees of the arbitrator, the administration fee of the American Arbitration Association, and the expenses, including without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

         3.    DISPOSITION OF CONTINGENT SHARES.

               (A) Pursuant to the terms of the Purchase Agreement, Purchaser and the Shareholders' Representative shall on any date after the date of this Agreement and not later than three (3) business days after the date that is twelve (12) months from the Closing Date (the date twelve (12) months from the Closing Date, the "Measurement Date"), deliver to the Escrow Agent a joint written notification signed by both parties concerning the contingencies to be satisfied regarding the Contingent Shares, which notification shall be designated either a "Positive Determination" or a "Negative Determination."

               (B) Until such time as a Positive Determination or Negative Determination shall have been delivered to the Escrow Agent, the Contingent Shares shall be deemed to be Escrow Shares for all purposes of this Agreement; PROVIDED, HOWEVER, that the Escrow Agent shall not release any Contingent Shares to an Indemnitee in satisfaction of any Claimed Amount under Section 2(c) or Agreed Amount under Section 2(d) of this Agreement unless and until a Negative Determination has been received by the Escrow Agent. In the event a Negative Determination duly signed by Purchaser and the Shareholders' Representative is delivered to the Escrow Agent, then for all purposes of this Escrow Agreement (including, without limitation, the satisfaction of any Claim Notice under Section 2 of this Agreement), the Contingent Shares shall be deemed to be "Escrow Shares." In the event a Positive Determination duly signed by Purchaser and the Shareholders' Representative is delivered to the Escrow Agent, then the Contingent Shares shall then cease to be deemed "Escrow Shares" for any purpose of this

Escrow Agreement, and within five (5) business days of receipt of such Positive Determination, the Escrow Agent shall deliver to Purchaser the certificate or certificates representing the Contingent Shares, to which Contingent Shares Purchaser shall be entitled.

               (C) In the event that Purchaser and the Shareholders' Representative fail to deliver a jointly signed Positive Determination or Negative Determination to the Escrow Agent on or before the date which is three
(3) business days after the Measurement Date, the Escrow Agent shall promptly send written notice to Purchaser and the Shareholders' Representative requesting such Positive Determination or Negative Determination. The Escrow Agent shall not distribute the Contingent Shares either to Purchaser pursuant to Section 2 or to the Shareholders' Representative pursuant to Section 4 until the Escrow Agent has received such Positive Determination or Negative Determination or has received a written settlement agreement or final arbitrator's award pursuant to the provisions of Section 2(e) setting forth instructions regarding disposition of the Contingent Shares.

         4.    RELEASE OF ESCROW SHARES.

               (A) Subject to Section 3(c), within 10 days after the Termination Date, (i) the Escrow Agent shall deliver to the Purchaser the certificate or certificates representing the Escrow Shares, which certificate or certificates shall be cancelled by Purchaser, (ii) Purchaser shall deposit with the Escrow Agent a physical certificate or certificates registered in the name of Seller representing the number of Escrow Shares to which Seller is then entitled and
(iii) the Escrow Agent shall distribute to the Shareholders' Representative, on behalf of Seller, such certificate(s) representing all of the Escrow Shares then in the Escrow Account (provided that such certificates(s) have been provided by Purchaser to the Escrow Agent). The Shareholders' Representative shall hold such certificate(s) in trust for the benefit of Seller. Notwithstanding the foregoing, if any Indemnitee shall have asserted a claim for indemnification prior to the Termination Date and such claim has not yet been resolved, the Escrow Agent shall retain in the Escrow Account after the Termination Date a number of Escrow Shares having a Fair Market Value equal to one hundred twenty-five percent (125%) of the Claimed Amount or Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), as the case may be, which has not then been resolved, upon the terms set forth in Section 2.

               (B) Distributions to the Shareholders' Representative, on behalf of Seller, shall be made by mailing stock certificates in the names of such holders to the address of the Shareholders' Representative provided in Section 9 (or such other address as may be provided in writing to the Escrow Agent and Purchaser by the Shareholders' Representative). Upon receipt of the stock certificates, the Shareholders' Representative shall promptly mail such certificates to Seller at its address provided in Section 9 (or such other address as may be provided in writing to the Shareholders' Representative).

               (C) No fractional shares of any security comprising the Escrow Shares shall be distributed to Seller pursuant to this Agreement. In lieu of any fractional shares to which Seller would otherwise be entitled, Seller shall be paid in cash an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying the Fair Market Value by the fraction of a share of Purchaser Common Stock or any such security that would otherwise be deliverable to Seller hereunder, and within 10 days after the Termination Date, Purchaser shall deliver to the Shareholders' Representative cash in a sufficient amount to pay all fractional shares in accordance with this Section 4(c); PROVIDED, HOWEVER, if such amount is less than twenty five dollars ($25.00) in the aggregate, Seller shall not be entitled to such amount and Purchaser shall not be required to pay such amount.

         5. VALUATION OF ESCROW SHARES. For purposes of this Agreement, the "Fair Market Value" of each Escrow Share on any date means the average closing sales price of one share of Purchaser Common Stock as quoted on the American Stock Exchange (as reported on the website of the American Stock Exchange at WWW.AMEX.COM) (or any other national securities exchange or over-the-counter market on which the Purchaser Common Stock is then traded or quoted) for the thirty (30) trading-day period immediately preceding (but not including) such date; PROVIDED, HOWEVER, that if on such date, Purchaser Common Stock is no longer quoted on the American Stock Exchange or another national securities exchange, but instead Purchaser Common Stock is quoted on an over-the-counter market and has been quoted on such over-the-counter market for less than thirty
(30) trading days, then the "Fair Market Value" shall mean the average closing sales price of one share of Purchaser Common Stock for the total number of days that Purchaser Common Stock has been quoted on such over-the-counter market immediately preceding (but not including) such date. The good faith determination of the Escrow Agent of Fair Market Value on any specified date under this Agreement shall be final, conclusive and binding upon all parties.


         6.    FEES AND EXPENSES.

               (A) At the Closing, fees will be payable and due to the Escrow Agent in accordance with Exhibit A attached hereto. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder.

               (B) Purchaser shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

               (C) All fees, costs and other expenses (including attorneys' fees) incurred by the Shareholders' Representative in the performance of his duties hereunder shall be borne by Seller. Neither Purchaser nor the Escrow Agent shall have any liability whatsoever for any fees, costs, or other expenses incurred by the Shareholders' Representative.

         7.    DUTIES OF ESCROW AGENT.

               (A) The Escrow Agent shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

               (B) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign as Escrow Agent so a successor can be appointed pursuant to clause (e) of this Section 7, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Purchaser will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 7(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 6 hereof).

               (C) The Escrow Agent shall be indemnified, jointly and severally, and saved harmless by the Purchaser, from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Account made by the Escrow Agent pursuant to this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct. The costs and expenses of enforcing this right of indemnification shall also be paid by the Purchaser. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent.

               (D) The Escrow Agent shall have no interest in the Escrow Shares, but is serving as escrow holder only and having only possession thereof.

               (E) The Escrow Agent may resign as Escrow Agent at any time and for any reason whatsoever. In the event the Escrow Agent desires to resign as Escrow Agent under this Agreement, the Escrow Agent shall deliver a notice to Purchaser and the Shareholders' Representative stating the date upon which such resignation shall be effective; PROVIDED HOWEVER, that any such resignation shall not be effective until at least the 30th day after Purchaser and the Shareholders' Representative receive such notice. Upon the receipt of any such notice from the Escrow Agent, Purchaser may appoint a successor escrow agent without the consent of the Shareholders' Representative so long as such successor is a bank or trust company with assets of at least $50 million or a bank or trust company with a parent company with assets of at least $50 million, and may appoint any other successor escrow agent with the consent of the Shareholders' Representative, which consent shall not be unreasonably withheld. In the case of the appointment of any successor escrow agent requiring the consent of the Shareholders' Representative as set forth in the preceding sentence, Purchaser and the Shareholders' Representative shall deliver a written notice to the Escrow Agent designating the successor escrow agent. Upon the effectiveness of the resignation of the Escrow Agent, the Escrow Agent shall deliver the Escrow Shares to any successor escrow agent properly designated hereunder, whereupon the Escrow Agent shall be discharged from any and all further obligations arising hereunder. If upon the effective date of resignation of the Escrow Agent a successor escrow agent has not been duly designated, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor escrow agent or a final nonappealable order of a court of competent jurisdiction.

               (F) In no event shall the Escrow Agent be liable to any party for any special, indirect or consequential loss or damage of any kind, even if the Escrow Agent has been previously advised of the possibility of such loss or damage.

               (G) The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same.

         8. TERMINATION. This Agreement shall terminate upon the later of the Termination Date or the release by the Escrow Agent of all of the Escrow Shares and Contingent Shares in accordance with this Agreement.

         9. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

         If to Purchaser:                 ImageWare Systems, Inc.
                                          Attn:  S. James Miller, Jr., CEO
                                          10883 Thornmint Road
                                          San Diego, CA 92127
                                          Fax:  (858) 679-0291

                                          WITH A COPY TO:
                                          Cooley Godward LLP
                                          Attn:  Carl R. Sanchez, Esq.
                                          4365 Executive Drive, Suite 1100
                                          San Diego, CA 92121
                                          Fax:  (858) 453-3555

         If to Seller:                    Castle Holdings LLC
                                          535 Anton Blvd., Suite 400
                                          Costa Mesa, CA  92626
                                          Attention: T. Bing Byington
                                          Facsimile: (714) 435-8209

                                          WITH A COPY TO:
                                          Howard Barnhorst II, Esq.
                                          Barnhorst Schreiner APC
                                          550 West "C" Street, Suite 1350
                                          San Diego, CA 92101
                                          Facsimile: (619) 544-0703

         If to the Escrow Agent:          LaSalle Bank National Association
                                          Attn:  Laura Mackey, Corporate Trust
                                          Department
                                          135 S. LaSalle St., Suite 1960
                                          Chicago, IL 60603
                                          Fax:  (312) 904-2236

         If to the Shareholders'
         Representative:                  John Olson
                                          820 Calle Santa Cruz
                                          Encinitas, CA 92024
                                          Facsimile: (760) 632-7786

                                          WITH A COPY TO:
                                          Howard Barnhorst II, Esq.
                                          Barnhorst Schreiner APC
                                          550 West "C" Street, Suite 1350
                                          San Diego, CA 92101
                                          Facsimile: (619) 544-0703

         Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, facsimile or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.

         10.   SHAREHOLDERS' REPRESENTATIVE.

               (A) For purposes of this Agreement, Seller hereby consents to the appointment of John Olson to act as the Shareholders' Representative and as agent and attorney-in-fact for and on behalf of Seller, and the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by Seller under this Agreement, including without limitation, the exercise of the power to (i) authorize delivery to any Indemnitee of Escrow Shares in satisfaction of any Damages or Claimed Amounts, (ii) agree to negotiate, enter into settlements and compromises with respect to such Damages or Claimed Amounts, (iii) pursuant to the terms of the Purchase Agreement, make and deliver to the Escrow Agent, together with Purchaser, a Positive Determination or a Negative Determination, (iv) resolve any claims or disputes hereunder, and (v) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations contained in this Agreement. As evidenced by the execution of this Agreement by the Shareholders' Representative, the Shareholders' Representative hereby accepts such appointment as agent and attorney-in-fact to act on behalf of Seller with respect to the matters contemplated by this Agreement. Such agency may be changed by Seller from time to time upon not less than ten (10) days' prior written notice to Purchaser and the Escrow Agent. No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall receive no compensation for services.

               A decision, act, consent or instruction of the Shareholders' Representative shall constitute a decision of Seller for whom shares of Purchaser Common Stock otherwise issuable to Seller are deposited in the Escrow Account and shall be final, binding and conclusive upon Seller.

         11.   GENERAL.

               (A) GOVERNING LAW. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

               (B) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (C) ENTIRE AGREEMENT. Except as set forth in the Purchase Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

               (D) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

               (E) AMENDMENT. This Agreement may be amended only with the written consent of Purchaser, the Escrow Agent and the Shareholders' Representative (or their duly designated successors).

               (F) SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

                   [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PURCHASER:                            IMAGEWARE SYSTEMS, INC.


                                      By:
                                            ------------------------------------

                                      Name:       S. James Miller, Jr.

                                      Title:      Chief Executive Officer


SELLER:                               CASTLE HOLDINGS LLC


                                      By:
                                            ------------------------------------

                                      Name:
                                            ------------------------------------

                                      Title:
                                              ----------------------------------



SHAREHOLDERS' REPRESENTATIVE:
                                       -----------------------------------------
                                          JOHN OLSON


ESCROW AGENT:                         LASALLE BANK NATIONAL ASSOCIATION


                                      By:
                                           -------------------------------------

                                      Name:
                                            ------------------------------------

                                      Title:
                                              ----------------------------------


                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                    EXHIBIT A


                                  ESCROW AGENT
                                SCHEDULE OF FEES



Acceptance Fee:                                      $  500.00

Annual Administration Fee:                           $2,500.00*

         The Acceptance Fee and initial Administration Fee are due upon execution of the Escrow Agreement.

*Should the Escrow Account remain open for less than a full year after the initial thirteen month period, the Annual Administration Fee will be prorated on a six-month basis.

Any investment transaction not in a money market fund or in the LaSalle Bank National Association Time Deposit, Open Account (TDOA") will incur a $100.00 per transaction fee. The parties to the agreement understand and agree that LaSalle may receive certain revenue in the form of 12b-1 or shareholder servicing fees on certain mutual fund investments. Such fees are disclosed in the prospectus for any such fund. These fees are paid to LaSalle directly from the mutual fund provider and are not fees paid by the parties to the Agreement.

All out-of-pocket expenses will be billed at our cost. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.

                                    EXHIBIT D

                        FORM OF NONCOMPETITION AGREEMENT

                           NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT is being executed and delivered as of __________, 2001 by __________ (the "Member") in favor of, and for the benefit of: ImageWare Systems, Inc., a California corporation (the "Purchaser"); Castleworks LLC, a Nevada limited liability company ("Castleworks"); E-Focus West LLC, a Nevada limited liability company ("E-Focus"); and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in
Section 19.

                                    RECITALS

         A. Castle Holdings LLC, a Nevada limited liability company (the "Company"), is the sole member and sole equity owner of Castleworks and E-Focus. Castleworks and E-Focus are referred to collectively herein as the "Acquired Companies."

         B. As a member and equity holder of membership interest in the Company, and as a manager of the Company, and as a manager of Castleworks, and as manager of E-Focus, the Member has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company and its subsidiaries, including the Acquired Companies.

         C. Pursuant to a Membership Interest Purchase Agreement dated as of even date herewith by and among the Purchaser and the Company (the "Purchase Agreement"), the Company is selling all of the outstanding membership interests of the Acquired Companies to the Purchaser contemporaneously with the execution and delivery of this Noncompetition Agreement. As a result of the Purchaser's acquisition of all of the outstanding membership interests of the Acquired Companies, the Acquired Companies are becoming subsidiaries of the Purchaser.

         D. In connection with the acquisition by the Purchaser of all of the outstanding membership interests of the Acquired Companies pursuant to the Purchase Agreement (it being understood that the purchase of the goodwill of the Acquired Companies is a material part of such acquisition), as a condition to the consummation of such acquisition and to enable the Purchaser to secure more fully the benefits of such acquisition, the Purchaser has required that the Member enter into this Noncompetition Agreement; and the Member is entering into this Noncompetition Agreement in order to induce the Purchaser to consummate the acquisition contemplated by the Purchase Agreement.

         E. As a manager of the Company, the Member has approved the acquisition by the Purchaser of the Acquired Companies through a unanimous written consent of the board of managers of the Company, and the Member will directly benefit from the consummation of such acquisition through the receipt of shares of Purchaser's Common Stock in payment of the purchase price for the Acquired Companies.

         F. The Purchaser and the Member are executing an offer letter (the "Employment Agreement") contemporaneously with the execution and delivery of this Noncompetition Agreement. Pursuant to the Employment Agreement, the Member is becoming a key employee of the Purchaser and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser, the Acquired Companies and the Purchaser's other subsidiaries.

         G. The Purchaser, the Acquired Companies and the Purchaser's other subsidiaries have conducted and are conducting their respective businesses on a national and international basis.

                                    AGREEMENT

         In order to induce the Purchaser to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the Member agrees as follows:

         1. RESTRICTION ON COMPETING ACTIVITIES. The Member agrees that, during the Noncompetition Period, the Member shall not, and shall not permit any of its Affiliates to:

              (A) Engage or prepare to engage directly or indirectly in Competing Activities in any Restricted Territory; or

              (B) directly or indirectly be or become an officer, director, stockholder, member, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages or is preparing to engage directly or indirectly in Competing Activities in any Restricted Territory;

              (C) PROVIDED, HOWEVER, the Company has disclosed to the Purchaser the nature and proposed terms of an agreement between its subsidiary, Castle Operating Enterprises LLC, ("COE") and Digital Dynamics LLC ("Digital") pursuant to which Digital will purchase (the "Transaction") all of COE's membership interest in Castle Entertainment LLC ("Entertainment"). Nothing in this Section 1 shall be deemed to prohibit the continued negotiation or ultimate consummation of the Transaction. Further, should the Transaction ultimately not be consummated, nothing in this Section 1 shall be deemed to prohibit the Company or COE from continuing to operate and manage the beauty software kiosk business of Entertainment in the manner in which it has been managed and operated to date; PROVIDED, HOWEVER, that all employees of Purchaser shall devote their entire productive time, ability and attention to the Purchaser's business.

         PROVIDED FURTHER, that the Member may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competing Activities if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Member and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Member's Affiliates collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding, and (iii) neither the Member nor any Affiliate of the Member is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

         2. NO HIRING OR SOLICITATION OF EMPLOYEES. The Member agrees that, during the Noncompetition Period, the Member shall not, and shall not permit any of the Member's Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Member's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Purchaser, any of the Acquired Companies or any of the Purchaser's other subsidiaries. For purposes of this Section 2, "Specified Employee" shall mean any individual who (i) is or was an employee of any of the Acquired Companies on the date of this Noncompetition Agreement or during the 180-day period preceding the date of this Noncompetition Agreement, and (ii) remains or becomes an employee of the Purchaser, any of the Acquired Companies or any of the Purchaser's other subsidiaries on the date of this Noncompetition Agreement or at any time during the Noncompetition Period.

         3. CONFIDENTIALITY. The Member agrees that the Member shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person
(other than the Purchaser or the Acquired Companies), except in the performance of the Member's obligations under the Employment Agreement; (b) use any Confidential Information for any purpose, except in the performance of the Member's obligations under the Employment Agreement; or (c) use any Confidential Information for the benefit of any Person (other than the Purchaser or the Acquired Companies).

         4. REPRESENTATIONS AND WARRANTIES. The Member represents and warrants, to and for the benefit of the Indemnitees, that: (a) the Member has full power and capacity to execute and deliver, and to perform all of the Member's obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Member or any of the Member's Affiliates is or may be bound, or
(ii) any law, rule or regulation. The Member's representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

         5. SPECIFIC PERFORMANCE. The Member agrees that, in the event of any breach or threatened breach by the Member of any covenant or obligation contained in this Noncompetition Agreement, each of the Purchaser and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Member further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Member irrevocably waives any right the Member may have to require any Indemnitee to obtain, furnish or post any such bond or similar instrument.

         6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Member shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee
(including attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to,
(a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Member to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

         7. NON-EXCLUSIVITY. The rights and remedies of the Purchaser and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Member under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Member's obligations, or the rights or remedies of the Purchaser or any of the other Indemnitees, under the Purchase Agreement or the Employment Agreement; and nothing in the Purchase Agreement or the Employment Agreement shall limit any of the Member's obligations, or any of the rights or remedies of the Purchaser or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of the Purchaser, the Company or any other party of any covenant or obligation contained in the Purchase Agreement, the Employment Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Purchaser or any of the other Indemnitees under this Noncompetition Agreement.

         8. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

         9.   GOVERNING LAW; VENUE.

              (A) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

              (B) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego California. The Member:

                    (I) expressly and irrevocably consents and submits to the
              jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                    (II) agrees that service of any process, summons, notice
              or document by U.S. mail addressed to the Member at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                    (III) agrees that each state and federal court located in
              the County of San Diego, California, shall be deemed to be a convenient forum; and

                    (IV) agrees not to assert (by way of motion, as a defense
              or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that the Member is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

         Nothing contained in this Section 9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Member in any other forum or jurisdiction.

              (C) THE MEMBER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION
AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION
AGREEMENT.

         10. WAIVER. No failure on the part of the Purchaser or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Purchaser, or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11. SUCCESSORS AND ASSIGNS. Each of the Purchaser and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Member or of any other Person. This Noncompetition Agreement shall be binding upon the Member and the Member's heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser and the other Indemnitees.

         12. FURTHER ASSURANCES. The Member shall (at the Member's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at the Member's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

         13. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Member, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         14. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

         15. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

         16. SURVIVAL OF OBLIGATIONS. Except as specifically provided herein, the obligations of the Member under this Noncompetition Agreement (including the Member's obligations under Sections 3, 6 and 12) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Member of any obligation or liability arising from any prior breach by the Member of any provision of this Noncompetition Agreement.

         17. OBLIGATIONS ABSOLUTE. The Member's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Purchaser, the Company, any other Indemnitee or any other Person) of any provision of the Purchase Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Purchaser, the Company, any other Indemnitee or any other Person.

         18. AMENDMENT. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Member and the Purchaser (or any successor to the Purchaser).

         19.  DEFINED TERMS. For purposes of this Noncompetition Agreement:

              (A) "AFFILIATE" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

              (B) "COMPETING ACTIVITIES" means the business of developing, selling or servicing software for photography or applications related to photography and the business of any electronic or digital imaging for any photographic purposes.

              (C) "CONFIDENTIAL INFORMATION" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Purchaser, any of the Acquired Companies or any of the Purchaser's other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Purchaser, any of the Acquired Companies or any of the Purchaser's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); PROVIDED, HOWEVER, that "Confidential Information" shall not be deemed to include information of the Company that was already publicly known and in the public domain prior to the time of its initial disclosure to the Member.

              (D) "INDEMNITEES" shall include: (i) the Purchaser; (ii) the Purchaser's current and future Affiliates and subsidiaries; and (iii) the successors and assigns of each of the Persons referred to in clauses "(i)" and "(ii)" above; PROVIDED, HOWEVER, that the Company, the Member, other members of the Company and any other Persons executing noncompetition agreements substantially similar to this Noncompetition Agreement pursuant to the terms of the Purchase Agreement shall not be deemed to be "Indemnitees."

              (E) "NONCOMPETITION PERIOD" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the later of: (i) the fifth anniversary of the date of this Noncompetition Agreement or (ii) if the Member is or becomes an employee or consultant of Purchaser, the Acquired Companies or an Affiliate or subsidiary of Purchaser, the third anniversary of the date of the termination of the Member's employment or consulting arrangement with such Person.

              (F) "PERSON" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

              (G) "RESTRICTED TERRITORY" means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California); each State, territory or possession of the United States of America; and each nation, principality, state, commonwealth, province, territory, possession, county, municipality, district or other jurisdiction of any nature in Canada, Germany, Singapore, France, Japan and Australia.

         IN WITNESS WHEREOF, the Member has duly executed and delivered this Noncompetition Agreement as of the date first above written.



                       MEMBER



                       Signature:
                                 ----------------------------------

                       Address:



                       Telephone No.:(   )              Facsimile:(    )
                                          -----------                 --------



                   NONCOMPETITION AGREEMENT SIGNATURE PAGE

                                    EXHIBIT E

                              FORM OF OFFER LETTER

                      [IMAGEWARE SYSTEMS, INC. LETTERHEAD]

_______, 2001





Dear _______:

As part of the anticipated acquisition by ImageWare Systems, Inc. ("ImageWare") of E-Focus West LLC and Castleworks LLC (the "Acquisition"), ImageWare is pleased to offer you the position of _______ on the following terms, effective and contingent upon the occurrence of the closing of the Acquisition. In the event that the Acquisition is not consummated, this offer shall expire and any agreement made hereunder shall be null and void.

You will work at our facility located at 10883 Thornmint Road, San Diego, California, and report to Paul Devermann. Your employment will commence immediately upon the closing of the Acquisition. Of course, ImageWare may change your position, duties, and work location from time to time as it deems necessary.

If you accept this offer, your salary will be $_______ per annum, less standard payroll deductions and all required withholdings. You will be eligible for standard ImageWare benefits as in effect from time to time. ImageWare provided benefits become effective the first day of the month following your date of hire. It is currently the policy of ImageWare to provide premium benefit coverage for the employee, plus one qualifying dependent. It is currently the policy of ImageWare that should you elect to cover any additional dependents under the company sponsored plan, you will incur a monthly out-of-pocket expense of not more than $200. Please feel free to contact Anne Hoversten, our Human Resources Manager, should you have specific questions regarding benefits and/or ImageWare policies.

Normal working hours are from 9:00 a.m. to 5:00 p.m. Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments.

As an ImageWare employee, you will be expected to abide by ImageWare rules and regulations and to sign and comply with the enclosed Employee Nondisclosure and Invention Assignment Agreement, which prohibits unauthorized use or disclosure of the proprietary information of ImageWare.

Please understand that all employees at ImageWare are considered to be "at will employees," which means that no guarantee of long-term employment is made or implied. You may terminate your employment with ImageWare at any time and for any reason whatsoever simply by notifying ImageWare. Likewise, ImageWare may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by an ImageWare officer.

The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written. This offer is subject to satisfactory proof of your right to work in the United States as well as your fulfillment of all other necessary conditions required by state or federal law. Effective upon the closing of the Acquisition, you hereby terminate any employment you may have with Castle Holdings LLC, Castleworks LLC or E-Focus West LLC and accept this offer of employment with ImageWare. By accepting this offer of employment, you hereby terminate any employment agreements or arrangements with Castle Holdings LLC, Castleworks LLC or E-Focus West LLC and accept this agreement as the sole embodiment of your employment terms with ImageWare.

Specifically, you are party to an employment agreement with Castleworks LLC, dated _______ (the "Former Agreement"), which Former Agreement provides that you may be entitled to certain severance payments under Section _______ thereof. In consideration of this offer of employment, you hereby (i) terminate your Former Agreement with Castleworks LLC and forfeit all rights and benefits thereunder (except for your right to accrued wages), including, but not limited to, any agreement regarding severance pay and (ii) waive all rights to notice of termination and all rights to termination payments of any kind whatsoever (except for your right to accrued wages), whether contractual, statutory or otherwise, upon termination of your employment with Castleworks LLC, including without limitation all amounts under the Former Agreement.

This offer of employment is contingent upon the successful completion of the Acquisition, and both this offer and your acceptance of this offer will become effective upon the closing of the Acquisition. In the event that the Acquisition is terminated for any reason and the closing does not occur, this offer shall expire and any agreement made hereunder shall be null and void.

Please sign and date this letter, and return it to Paul Devermann prior to the closing of the Acquisition, if you wish to accept employment at ImageWare under the terms described above.

We are looking forward to a mutually rewarding relationship and believe strongly in your ability to contribute to the future success of ImageWare. If you have any questions about this offer, please do not hesitate to call Anne Hoversten or me.

Sincerely,



-----------------------------
Paul J. Devermann
Senior Vice President of Corporate Development



Agreed and Accepted:


----------------------------
Name

------------------------
Date


Encl.:  Employee Nondisclosure and Invention Assignment Agreement

                             EMPLOYEE NONDISCLOSURE
                                       and
                         INVENTION ASSIGNMENT AGREEMENT

In consideration of my employment by ImageWare Systems, Inc. (the "Company"), I agree as follows:

I.       INVENTIONS

         A.       DISCLOSURES OF INVENTIONS

                  I acknowledge and agree that, among my other duties for the Company, I will be employed by the Company in a position which could provide the opportunity for conceiving and/or reducing to practice inventions, improvements, developments, ideas or discoveries, whether patentable or unpatentable (collectively hereinafter referred to as "Inventions"). Accordingly, while in the Company's employ and for six (6) months after termination of my employment with the Company, I agree to promptly disclose to the Company, in writing, all Inventions conceived or reduced to practice by me, either solely or jointly with others, and whether or not such Inventions are conceived or reduced to practice during regular working hours. I further agree to maintain adequate written records of such Inventions.

         B.       COMPANY INVENTIONS

                  The assignment provisions in Paragraph C below shall apply only to "Company Inventions" as defined herein. Company Inventions shall mean any Invention that either:

                  1. relates, at the time of conception or reduction to practice of the Invention to:

                           a.       the Company's business, projects or
                                    products, or to the manufacture or
                                    utilization thereof; or

                           b. the actual or demonstrably anticipated research or development of the Company; or

                  2. results from any work performed directly or indirectly by me for the Company; or

                  3. results, at least in part, from the use of the Company's time, materials, facilities or trade secret information.

IF THIS AGREEMENT IS GOVERNED BY THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870, PARAGRAPH C DOES NOT APPLY TO ANY INVENTION THAT I DEVELOPED ENTIRELY ON MY OWN TIME WITHOUT USING THE COMPANY'S EQUIPMENT, SUPPLIES, FACILITIES OR TRADE SECRET INFORMATION, EXCEPT FOR THOSE INVENTIONS THAT EITHER RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE COMPANY'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE COMPANY, OR THAT RESULT FROM ANY WORK PERFORMED BY ME FOR THE COMPANY.


         C.       ASSIGNMENT OF COMPANY INVENTIONS

                  I hereby assign, and agree to assign, to the Company all my right, title and interest in and to all Company Inventions. Also, I hereby assign, and agree to assign to the Company all Inventions conceived or reduced to practice by me within one year following my termination of employment with the Company (voluntary or otherwise), if the Invention is a result of the Company's information which was obtained by me during my employment with the Company.

         D.       EXECUTION OF NECESSARY DOCUMENTS

                  I agree that, upon request and without compensation therefore, but at no expense to me, and during the term of my employment or thereafter, I will do all lawful acts, including the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustain, reissuing, extending and enforcing United States and foreign Letters of Patent, including Design Patents, on all of such Company Inventions, and for perfecting, affirming, maintaining and recording the Company's complete ownership and title thereto, and to otherwise cooperate in all proceedings and matters relating thereto.

         E.       EXCEPTIONS

                  I have listed on the reverse side hereof all unpatented but potentially patentable ideas and inventions conceived prior to this employment (and which have not been assigned to a former employer) and which are, therefore, excluded from the scope of this Agreement.

II.      TRADE SECRETS AND CONFIDENTIAL INFORMATION

         A.       CONFIDENTIALITY OF COMPANY INFORMATION

         I agree to regard and preserve as confidential all information obtained by me relating or pertaining to the Company's business, projects, customers, trade secrets, confidential information (including business and financial information) or unpublished know-how, whether patented or unpatented, and to all of my activities for or on behalf of the Company, and not to publish or disclose any part of such information to others or use the same for my own purpose or the purposes of others, during the term of this employment or thereafter. Any information of the Company which is not readily available to the public shall be considered by me to be confidential information and therefore within the scope of this Agreement, unless the Company advised me otherwise in writing.

         B.       CONFIDENTIALITY OF FORMER EMPLOYER INFORMATION

        During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

         C.       TERMINATION OF EMPLOYMENT

         I agree that, upon termination of my employment with the Company (voluntary or otherwise), I will return to the Company all things belonging to the Company, and that all documents, records, notebooks and tangible articles containing or embodying confidential information, including copies thereof, then in my possession or control, whether prepared by me or others, will be left with the Company. I recognize that the unauthorized taking of any of the Company's trade secrets is a crime under Section 499(c) of the California Penal Code, and is punishable by imprisonment in the state prison, or in a county jail not exceeding one year, or by a fine not exceeding five thousand dollars ($5,000), or by both that fine and imprisonment. I further recognize that such unauthorized taking of the Company's trade secrets may also result in civil liability under California Civil Code Section 3426, ET SEQ., and that, if willful, could result in an award against me for the double the Company's damages and attorney's fees. I further consent to the notification of my new employer of my rights and obligations under this Agreement.

         D.       EXIT INTERVIEW

         I agree that, upon termination of my employment with the Company (voluntary or otherwise), I will attend an exit interview and execute a Termination Certificate in a form substantially the same as that attached hereto as "Exhibit A".

III.     COPYRIGHTS

         I agree that all rights, title and interest in any and all copyrights, copyright registrations and copyrightable subject matter which occur as a result of my employment with the Company shall be the sole and exclusive property of the Company, and agree that such works comprise works made for hire. I hereby assign all right, title and interest in any and all copyrights, copyright registrations and copyrightable subject matter which occur as a result of my employment with the Company.

IV.      UNFAIR COMPETITION

         A.       DURING EMPLOYMENT

         I agree that during my employment with the Company I will not interfere with the business of the Company in any manner. Particularly, but without limitation, I agree to refrain from planning or organizing a competitive business during my term of employment.

         B.       FOLLOWING TERMINATION (FOR ONE YEAR)

         I agree that, for a period of one (l) year immediately following my termination of employment with the Company (voluntary or otherwise), I will not interfere with the business of the Company in any manner. Particularly, but without limitation, I agree to refrain from the following acts:

                  1. initiating contact with any employee, consultant or other independent control of the Company for the purpose of hiring away such employee, consultant or other independent contractor; and

                  2.       soliciting customers of the Company.

V.       GENERAL PROVISIONS

         A. If any portion of this Agreement is found to be void or unenforceable, it shall be severed herefrom, leaving in force the remainder of this Agreement.

         B. This Agreement will be binding upon my heirs, assigns, executors, administrators or other legal representatives.

         C. No waiver or modification of any of the terms or provisions of this Agreement shall be valid unless contained in writing and signed by both myself and the Company.

         D. In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to its court costs, to such reasonable attorney fees and expenses as shall be fixed by a court of competent jurisdiction.

         E. This Agreement, including Exhibit A, contains the entire understanding between me and the Company with respect to the subject matter hereof, and there are no representations, warranties promises or undertakings other than those contained in the provisions above.

         F. This Agreement is executed by me at San Diego in the State of California this ______ day of ___________ 2001, and shall be governed by the laws of said state.


WITNESS:                                    EMPLOYEE:

------------------------------              -----------------------------------
(Please print name)                                  (Please print name)

-------------------------------             -----------------------------------
(Signature)                                          (Signature)

                                    EXHIBIT A


                              TERMINATION AGREEMENT



         This is to confirm that I have reviewed the Employee Nondisclosure and Invention Assignment Agreement signed by me on ____________________, 2001, and that I understand the terms of that Agreement and the continuing obligation I have under that Agreement. During the course of my employment with ImageWare Systems, Inc. (the "Company"), I have had access to information regarded by the Company as confidential. Confidential information to which I have had access includes, but is not limited to, information associated with the following subject matter:________________________________________________________________.

         I certify that I do not have in my possession or control, nor have I failed to return, any specifications, drawings, blueprints, reproduction, prototypes, sketches, notes, reports, proposals or copies thereof, or any other documents or materials, tools, equipment or other property which belongs to the Company, including any documents, records, notebooks and similar repositories of confidential information, and all copies thereof, whether prepared by me or others, except research and development journals prepared by me.

         I recognize that the unauthorized taking of any of the Company's tangible trade secrets is a crime under Section 499(c) of the California Penal Code, and that any unauthorized taking of the Company's trade secrets may also result in civil liability under California Civil Code Section 3426, ET SEQ.

         I further certify that I have complied with all of the terms of the Employee Nondisclosure and Invention Assignment Agreement signed by me, including the reporting of any inventions conceived or reduced to practice by me and covered by the Agreement, and I further agree that I will preserve as confidential all proprietary technical and business information pertaining to the Company. During the course of my employment with the Company, I have become familiar with its procedures for protecting trade secrets and confidential information and agree that they are reasonable under the circumstances to maintain the secrecy of such information.

If requested by the Company, I agree to notify my new employer as to the general nature or subject matter of the confidential and proprietary information to which I had access while employed by the Company and as to my obligations with respect to such information.

Executed by me at San Diego in the State of California, this _____ day of _______, 2001.

WITNESS:                                    EMPLOYEE:

------------------------------              -----------------------------------
(Please print name)                                  (Please print name)

-------------------------------             -----------------------------------
(Signature)                                          (Signature)

                                    EXHIBIT F

                          FORM OF CONSULTANT AGREEMENT

                              Effective Date: ________, 2001 ("Effective Date")

                              CONSULTANT AGREEMENT

THIS AGREEMENT is made by and between IMAGEWARE SYSTEMS, INC., and its successors or assignees ("Client") and the undersigned BING BYINGTON (the "Consultant").

                                    RECITALS

A. Pursuant to a Membership Interest Purchase Agreement dated as of even date herewith by and between ImageWare Systems, Inc. and Castle Holdings LLC, Castle Holdings LLC is selling all of the outstanding membership interests of its subsidiaries Castleworks, LLC and E-Focus West LLC (collectively, the "Acquired Companies") to ImageWare Systems, Inc. (the "Transaction").

B. As Consultant is the sole member and equity holder of TDI Castles LLC, which is a member and equity holder of membership interest in Castle Holdings LLC, Consultant has a beneficial financial interest in the closing of the Transaction.

C. In connection with the Transaction, and to enable ImageWare Systems, Inc. to secure more fully the benefits of such Transaction, ImageWare Systems, Inc. has required as a condition to the consummation of such Transaction, that Consultant enter into this Agreement; and Consultant is entering into this Agreement and terminating his Employment Agreement with Castleworks, LLC dated January 31, 1999 and waiving all rights to severance thereunder in order to induce ImageWare Systems, Inc. to consummate the Transaction.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and to induce ImageWare Systems, Inc. to consummate the Transaction, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant hereby agrees as follows:

1. ENGAGEMENT OF SERVICES. Consultant shall render such services as Client may from time to time request in his area of experience and expertise with the Acquired Companies for up to forty (40) hours per month during the Term
(as defined below) of this Agreement. Consultant shall, to the best of his ability, render the services requested by the Client in a professional manner using such skills and resources as Consultant deems appropriate.

2. TERM OF THE AGREEMENT. This Agreement will commence on the Effective Date and will continue in effect for a period of six (6) months ("Term").
The Term of this Agreement may be extended by mutual consent of the parties in writing.

3. COMPENSATION. Client will pay Consultant a monthly fee in the amount of $3,000 for services rendered under this Agreement. Upon termination of this Agreement for any reason, Consultant will be paid fees and expenses on a proportional basis for work which is then in progress, to and including the effective date of such termination.
Consultant shall only receive reimbursement for business expenses that are approved in advance by Client.

4. INDEPENDENT CONSULTANT RELATIONSHIP. Consultant's relationship with Client will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client. Consultant will not be entitled to any of the benefits which Client may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of services and receipt of fees under this Agreement. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent consultant, Client will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant. Consultant hereby agrees to indemnify and defend Client against any and all such taxes or contributions, including penalties and interest. Consultant is free to enter any contract to provide services to other business entities, except any contract which would induce Consultant to violate this Agreement or the noncompetition agreement to which Consultant is a party in connection with the Transaction.

5. TRADE SECRETS - INTELLECTUAL PROPERTY RIGHTS. Consultant agrees during the Term of this Agreement and thereafter that he will take all steps reasonably necessary to hold Client's Proprietary Information (as defined below) in trust and confidence, will not use such Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose such Proprietary Information to any third party without first obtaining Client's express written consent on a case-by-case basis. By way of illustration but not limitation "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of employees of Client. Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Client's Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Consultant from a third party without confidential limitations; or (3) it has been independently developed for Consultant by personnel or agents having no access to Client's Proprietary Information and has not been acquired by Client in the Transaction.

6. NO CONFLICT OF INTEREST. Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of services rendered for Client.

Consultant warrants that to the best of his knowledge, there is no other existing contract or duty on Consultant's part inconsistent with this Agreement. Consultant further agrees not to disclose to Client, or bring onto Client's premises, or induce Client to use any confidential information that belongs to anyone other than Client or Consultant.

7. GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California as applied to transactions taking place wholly within California between California residents. Consultant and Client each hereby expressly consent to the personal jurisdiction of the \ state and federal courts located in San Diego County, California for any lawsuit filed there arising from or related to this Agreement.

8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

9. INJUNCTIVE RELIEF. A breach of any of the promises or agreements contained in Section 5 of this Agreement may result in irreparable and continuing damage to Client for which there may be no adequate remedy at law, and Client is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

10. ENTIRE AGREEMENT; WAIVER OF SEVERANCE. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us including, but not limited to, Consultant's Employment Agreement with Castleworks, LLC dated January 31, 1999 (the "Former Employment
Agreement"). Consultant hereby terminates any employment Consultant may have with Castleworks LLC or E-Focus West LLC and accepts this Agreement with ImageWare. By accepting this Agreement, Consultant hereby terminates any employment agreements or arrangements with Castleworks LLC or E-Focus West LLC, including, without limitation, the Former Employment Agreement, and accepts this Agreement as the sole embodiment of his consulting terms with ImageWare. In connection with the termination of Consultant's employment with Castleworks LLC, Consultant hereby expressly waives all rights to notice of termination or termination payments of any kind whatsoever (except for Consultant's right to accrued wages), including, without limitation, all rights to severance payments under Section 6.2 of the Former Employment Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all services undertaken by Consultant for Client.

              [THIS PORTION OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Independent Consultant Services Agreement to be executed by their duly authorized representative.

CLIENT:

IMAGEWARE SYSTEMS, INC.

By:
   --------------------------------------------------

Print Name:
            -----------------------------------------

Title:
      -----------------------------------------------


CONSULTANT:


-----------------------------------------------
BING BYINGTON

                                    EXHIBIT G

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of __________, 2001, by and among IMAGEWARE SYSTEMS, INC., a California corporation (the "Purchaser"), CASTLE HOLDINGS LLC, a Nevada limited liability company (the "Seller") and the following parties (collectively, with the Seller, the "Selling Shareholders"): EASTMAN KODAK COMPANY, a New Jersey corporation, TDI CASTLES LLC, a California limited liability company, JOHN OLSON and JERRY KRANT.

         WHEREAS, the Purchaser and the Seller have entered into a Membership Interest Purchase Agreement dated as of even date herewith (the "Purchase Agreement") pursuant to which the Purchaser is acquiring all of the outstandings membership interests of E-Focus West LLC and Castleworks LLC, each a Nevada limited liability company and a wholly owned subsidiary of the Seller.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

         1. DEFINITIONS. Each capitalized term used herein and not otherwise defined shall have the meaning given to such term in the Purchase Agreement.

         2. RESALE REGISTRATION RIGHTS. The Purchaser shall file a pre-effective amendment to its registration statement on Form SB-2 filed with the SEC on June 29, 2001 (the "Resale Registration Statement") to register the Purchase Shares thereunder and to include thereunder as selling shareholders the Selling Shareholders in whose names the Purchase Shares are issued at the Closing pursuant to Section 1.2(a)(ii) of the Purchase Agreement. With respect to the Escrow Shares and the Contingent Shares issued in the name of the Escrow Agent at the Closing, such shares shall be included in the Resale Registration Statement and shall be reflected as beneficially held by Castle Holdings LLC. The Purchase Shares shall be treated as Registrable Securities under the Registration Rights Agreement by and among the Purchaser and certain shareholders of the Purchaser, dated as of March 30, 2001 (the "Prior Registration Rights Agreement"), and each Selling Shareholder shall be treated as a Holder thereunder for so long as such Selling Shareholder holds Registrable Securities. Each Selling Shareholder shall be entitled to all rights and privileges of a Holder of Registrable Securities under the Prior Registration Rights Agreement, and each Selling Shareholder hereby agrees to be bound by all agreements, obligations and restrictions of a Holder of Registrable Securities thereunder. The Purchaser shall cause the Resale Registration Statement to remain effective until the earlier of (i) the second anniversary of the Closing Date or (ii) the date on which all of the Purchase Shares covered by the Resale Registration Statement have been sold.

         3. PROHIBITION ON MARKET MANIPULATION. During the period commencing on the date of this Agreement and ending on the one year anniversary of the Closing Date, each Selling Shareholder shall not engage in, shall cause their affiliates, family members and each Related Party to refrain from, and shall not encourage or assist any third party to engage in, the following activities: (a) with respect to any securities of the Purchaser, make any short sale of, or enter into any hedging or similar transaction with the same economic effect as a sale of such securities, (b) disseminate (other than in the ordinary course of such Selling Shareholder's employment with the Purchaser or other than pursuant to private communications that would not reasonably be expected to have an effect on the market price of any of the Purchaser's securities) via the Internet, chat rooms, email, newspapers, magazines, television or any other media of any type any opinions or information regarding the Purchaser, including, without limitation, opinions or information regarding the Purchaser's management, stock price, customers, competitors, products, business, prospects, condition, assets, liabilities, operations, financial performance or net income or (c) with respect to any securities of Purchaser, engage in any manipulative, deceptive or fraudulent practices within the meaning of Section 9 or Section 15(c) of the Exchange Act.

         4. INVESTMENT REPRESENTATIONS. Each Selling Shareholder understands that the Purchase Shares are being offered and sold pursuant to a private placement exemption from registration contained in the Securities Act of 1933, as amended (the "Securities Act") based in part upon each such Selling Shareholder's representations contained in this Agreement.

                 (A) Each Selling Shareholder understands that it must bear the economic risk of the Purchase Shares indefinitely unless the Purchase Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Each Selling Shareholder understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Selling Shareholder to transfer all or any portion of the Purchase Shares under the circumstances, in the amounts or at the times such Selling Shareholder might propose. Each Selling Shareholder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                 (B) Each Selling Shareholder is acquiring the Purchase Shares for its own account for investment only, and not with a view towards their distribution.

                 (C) Each Selling Shareholder by reason of its, or of its management's, business or financial experience, has the capacity to protect its own interests in connection with the Transactions.

                 (D) Each Selling Shareholder is an accredited investor within the meaning of Regulation D under the Securities Act.

         5. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         6. GOVERNING LAW; VENUE.

         (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California, United States (without giving effect to principles of conflicts of laws).

         (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement:

             (I) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

             (II) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and

             (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the day and year first above written.

PURCHASER:                               IMAGEWARE SYSTEMS, INC.


                                         By:
                                              ----------------------------------

                                         Name:      S. James Miller, Jr.

                                         Title:     Chief Executive Officer

SELLER AND SELLING SHAREHOLDER:          CASTLE HOLDINGS LLC
                                         a Nevada limited liability company


                                         By:
                                              ----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                 -------------------------------

SELLING SHAREHOLDERS:                    EASTMAN KODAK COMPANY
                                         a New Jersey corporation


                                         By:
                                              ----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                 -------------------------------

                                         TDI CASTLES LLC
                                         a California limited liability company


                                         By:
                                              ----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                 -------------------------------



                                         ---------------------------------------
                                         JOHN OLSON


                                         ---------------------------------------
                                         JERRY KRANT